As filed with the Securities and Exchange Commission on February 2, 2001

                                                       Registration No. 333-____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               AUTOCENTRIC JV LLC
             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                       7389                  38-3576900
(State or other jurisdiction       (Primary Standard         (I.R.S. Employer
     of incorporation or       Industrial Classification  Identification Number)
         organization)               Code Number)

                           3031 West Grand Boulevard
                               Detroit, MI 48202
                                 (313) 974-1935
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            -----------------------

                               ROBERT L. ROTHMAN
                         e-GM Director of Legal Affairs
                           General Motors Corporation
                           3031 West Grand Boulevard
                               Detroit, MI 48202
                                 (313) 974-1118

                            -----------------------

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                                   Copies to:
                               FRANCIS J. MORISON
                                  LISA FIRENZE
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            -----------------------

                                           CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                                Proposed         Proposed
                                                                 Maximum          Maximum
         Title of Each Class              Amount to be       Offering Price      Aggregate          Amount of
   of Securities to be Registered          Registered          Per Unit(1)   Offering Price(1)   Registration Fee
-----------------------------------------------------------------------------------------------------------------
Series A Units.......................     250,000 units     $      100        $   25,000,000      $      6,250
=================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS (Subject to Completion)
Issued February 2, 2001

                                 250,000 Units

                               AUTOCENTRIC JV LLC

                                 Series A Units

                            -----------------------


AutoCentric JV LLC is offering up to 250,000 Series A units in an offering solely to General Motors vehicle dealers in the United States, including Saturn retailers and Saab dealers, as determined by General Motors in its sole discretion. The Series A units will represent up to one half of the economic interest in AutoCentric depending upon the number of Series A units sold pursuant to this offering. The remaining economic interest will be represented by Series B units which will be owned, directly or indirectly, by General Motors. Each unit represents the same economic interest in AutoCentric.

We were formed to promote the interests of General Motors and its dealers in the online sale of motor vehicles. General Motors and its dealer representatives believe that this objective can be achieved by developing a new online business model either through an existing automotive e-commerce company, an AEC, in which we would purchase a significant minority equity interest or through the development and launch of an independent AEC in which we would seek to retain a significant minority equity interest. Our business will primarily be to manage and coordinate the relationship with General Motors, the participating GM dealers and any AEC in which we maintain an interest.

This is our initial public offering and no public market exists for our units. The units will not be listed on any securities exchange and will be subject to significant restrictions on transfer. Accordingly, we do not expect a market to develop in the units.

The number of Series A units you will be required to purchase and the total investment you will be required to make in order to participate in AutoCentric will vary based on your 2000 calendar year retail sales. It is expected that any GM dealer who purchases Series A units will be required to concurrently enter into an AEC dealer agreement with any AEC in which we maintain an interest and an AutoCentric dealer agreement with AutoCentric upon the closing of this offering.

                            -----------------------
                Investing in the Series A units involves risks.
                    See "Risk Factors" beginning on page 15.
                            -----------------------
                              PRICE: $100 PER UNIT
                            -----------------------

                                             Underwriting
                             Price to        Discounts and      Proceeds to
                            GM dealers        Commissions       AutoCentric
                           ------------      -------------      -----------
Per unit...............       $ 100               N/A              $ 100
Total..................    $25,000,000            N/A           $25,000,000

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            -----------------------

              , 2001

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Prospectus Summary............................................................3
The Offering..................................................................5
Summary Financial Data........................................................8
Questions and Answers about the Proposed
     Offering.................................................................9
Risk Factors.................................................................15
Special Note Regarding Forward-Looking
     Statements..............................................................17
Use of Proceeds..............................................................18
Distribution Policy..........................................................18
Selected Financial Data .....................................................19
Business.....................................................................20
Management...................................................................24
Relationships with Certain Parties...........................................27
Principal Unitholders........................................................28
Description of Units.........................................................29
Material Tax Consequences to Unitholders.....................................32
Plan of Distribution.........................................................35
Legal Matters................................................................35
Where You Can Find More Information..........................................35
Appendix A-Transcript of Videotape..........................................A-1

                            -----------------------

     In this prospectus, "AutoCentric," "we," "us" and "our" refer to AutoCentric JV LLC. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, Series A units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Series A units. In this prospectus, "GM dealers" refers to General Motors dealers in the United States, including Saturn retailers and Saab dealers, as determined by General Motors in its sole discretion.

     Our principal executive offices are located at 3031 West Grand Boulevard, Detroit, Michigan 48202, and our telephone number is (313) 974-1935.

                               PROSPECTUS SUMMARY

     We are a limited liability company that will be jointly owned by General Motors and its participating General Motors dealers located in the U.S., including Saturn retailers and Saab dealers, as determined by General Motors in its sole discretion. We were formed to promote the interests of General Motors and its dealers in the online sale of motor vehicles. Our objective is to define a new online business model to provide an enhanced online experience for GM customers in order to increase sales of GM vehicles. After considering several alternatives, General Motors and its dealer representatives decided that this objective could best be furthered either through a significant minority equity investment in an existing automotive e-commerce company, an AEC, which operates all makes and models vehicle research, shopping and purchasing services or through the development and launch of an independent AEC in which we would seek to retain a minority interest.

     We expect that each of the dealers who purchase our Series A units will concurrently be required to enter into:

     o an AEC dealer agreement with any AEC in which we maintain an interest which will set forth various fee arrangements for referrals and/or sales of GM vehicles generated through the AEC, and

     o an AutoCentric dealer agreement with us, which, among other things, will allow you to select some of your GM inventory to be available for sale by you or other participating GM dealers in your area within a geographically based market inventory system; the inventory that you make available would be listed at or below a published e-price determined by you.

     We believe that the Internet will have an increased impact on our retail business in the future. According to J.D. Power and Associates, 54% of all new vehicle buyers use the Internet to help them research and/or purchase a vehicle. J.D. Power and Associates projects that this figure will grow to 73% by the beginning of 2003. Additionally, Forrester Research estimates that by the end of 2005, over 6% of total new vehicle sales will be made directly online, compared with less than 1% of new vehicle sales today. We believe that auto retailers should prepare themselves to meet the consumer needs that result from these trends in consumer buying behavior.

     The new online business model that we expect to put in place differs from those employed by existing AECs in three key respects. Consumers will have the opportunity to:

     o    view GM vehicle inventory across a complete market area;

     o purchase select vehicles online at a guaranteed e-price set by the GM dealer who owns the vehicle; and

     o purchase the vehicle of their choice from the GM dealer of their choice.

     From a dealer perspective, the new model allows dealers to maintain control over their inventory and prices in the following way:

     o    dealers choose how much of their inventory to list online;

     o of the inventory listed online, dealers choose how much of their inventory they wish to assign an e-price; and

     o    the e-price is always set by the dealer who owns the vehicle.

     We expect the new online business model to evolve over time as we continue to refine our position on issues such as e-price and inventory visibilities. We believe the new business model will provide GM dealers with the opportunity to gain access to the growing online traffic in the automotive industry and take advantage of several distinct features, including:

     o    the ability to compete more effectively with other online sources;

     o the ability to leverage the broad GM dealer network through access to an inventory system which provides a geographically based market area view of available inventory;

     o    a valuable marketing tool;

     o the ability to develop a larger number of online customer relationships and strengthen existing customer relationships; and

     o flexibility regarding whether and how to participate in the new online business model.

     The participation in an all makes and models website is key to our business strategy. According to a study conducted by Opinion Research Corporation, Americans prefer independent online buying sites to single manufacturer sites by nearly three to one. In addition, J.D. Power and Associates has found that on average, consumers visit six automotive-related websites while shopping for a vehicle. In an effort to provide services to consumers in a manner that is consistent with where they prefer to shop, General Motors wants to supplement its existing manufacturer branded websites with an independent online presence.

     Our business will primarily be to manage and coordinate the relationship with General Motors, the participating GM dealers and any AEC in which we maintain an interest and to assist in the execution of its new online business model for GM consumers. The primary reason to invest in Series A units is to be able to participate in an online automotive commerce marketplace that we believe will benefit overall dealership operations for participating GM dealers. Your ability to redeem or transfer the Series A units or receive distributions on the underlying shares of any AEC in which we maintain an interest is expected to be subject to the discretion of our board of representatives. Series A units will not be registered on any public exchange and there will not be any public market for the Series A units.

     We have filed the registration statement relating to this prospectus with the Securities and Exchange Commission at this time because federal and state securities laws require that we do so prior to engaging in communications with you regarding the offering. However, the filing of the registration statement does not mean that General Motors or any of its dealers must commit to the execution of an online business model at this time. If there is sufficient interest among the GM dealers to move forward with our proposed business model, we will continue to pursue our online strategy and to define our online business model. We will amend this prospectus and circulate another preliminary prospectus to include information regarding any definitive agreements or the terms of any specific arrangement that we may enter into for these purposes. We do not intend to sell any units prior to that time. Accordingly, you will not need to make your investment decision until you have received more detailed information regarding our online business plan, including information regarding any AEC in which we seek to maintain an interest.

                                  THE OFFERING

Series A units offered...........  We are offering up to 250,000 units in this offering, representing a maximum aggregate offering price of $25 million.

Series A units to be outstanding
  after this offering............  Up to 250,000 units, all of which will be reserved for GM dealers, representing up to 50% of the economic interest in AutoCentric.

Series B units to be outstanding
  after this offering............  250,000 units which will represent the remaining economic interest in AutoCentric, all of which will be owned directly or indirectly by General Motors.

Dealer contribution..............  Each GM dealer with a separate GM business code and/or a separate premises addendum to a GM dealer sales and service agreement is considered a separate GM dealer for purposes of this offering. Each Saab dealer which is a party to a Saab dealer sales and services agreement, and each Saturn full function retail facility, is considered a separate dealer for purposes of this offering. Series A units will be held by dealer entities, not by the individual dealer owners.

                                   The minimum number of units that you will be required to purchase in order to participate in the new online business model will range from 10 units for $1,000 to 150 units for $15,000, depending on your 2000 calendar year retail sales.

                                   Dealers will be permitted to purchase
                                   additional Series A units in excess of their minimum purchase amounts, up to 150 units.

Use of proceeds..................  The net proceeds from the offering will be up to $25 million depending upon the number of Series A units sold in this offering. We will use the net proceeds from this offering:

                                   o to purchase a significant minority equity
                                     investment in an existing AEC or to develop and launch an independent AEC in which we expect to maintain a significant minority interest, and

                                   o for general operating expenses.

Governance of AutoCentric;
  Voting rights..................  We will be managed by a board of representatives consisting of six
                                   representatives, three Series A
                                   representatives and three Series B
                                   representatives. Each Series A unit will have one vote in the election of the Series A representatives, until that unitholder is no longer a GM dealer or is in material breach of the related GM dealer sales and service agreement, or that unitholder is no longer bound by or is in material breach of either its AEC dealer agreement or its AutoCentric dealer agreement. Actions by our board of representatives will be taken by majority vote.

                                   If we purchase an interest in an AEC, and on the second anniversary of the closing of our acquisition of an interest in that AEC at least 500 GM dealers have not purchased Series A units, the number of Series A representatives may be reduced to two.

Transfer restrictions............  You may not transfer any unit without the prior written consent of our board of
                                   representatives, acting in its sole
                                   discretion. Any transfer will be subject to the discretion of, and any conditions imposed by, our board of representatives including an opinion of counsel to the effect that we will not be treated as a publicly traded partnership for federal income tax purposes as a result of the transfer.

                                   In addition, Series A units may only be
                                   transferred to a GM dealer who is bound by an AEC dealer agreement and an AutoCentric dealer agreement. The units will not be listed on any securities exchange and will be subject to very significant restrictions on transfer. Because of this, we do not expect a market to develop in the units.

Redemption rights................  Any redemption will be at the sole discretion of our board of representatives and will be subject to any conditions imposed by our board of representatives, including an opinion of counsel to the effect that we will not be treated as a publicly traded partnership for federal income tax purposes as a result of such redemption. If our board of representatives consents to any redemption, we will redeem all, but not part, of the Series A units held by the GM dealer requesting redemption in exchange for the redemption consideration described below. We may not have sufficient funds to redeem any Series A units. Any redemption will require, except in limited circumstances, a 60 day waiting period.

                                   Your units will be subject to mandatory
                                   redemption at our election if you cease to be a GM dealer, if you are in breach of, or no longer bound by, an AEC dealer agreement or an AutoCentric dealer agreement, or if our board of representatives determines to dissolve us.

                                   If your units are redeemed, our board of representatives will determine, in its sole discretion, the consideration that you will receive from one of the three options:

                                   o cash representing the fair market value of
                                     the Series A units being redeemed,

                                   o if we maintain an interest in an AEC, a
                                     number of shares of the AEC's common stock, rounded down to the nearest whole number, representing the same percentage of all shares of the AEC's common stock then held by us as the percentage interest in AutoCentric represented by units being redeemed, or

                                   o if we maintain an interest in an AEC, a
                                     combination of cash and the AEC's common stock representing the fair market value of the Series A units being redeemed.

Operations.......................  We expect to enter into an agreement with
                                   General Motors and, if applicable, any AEC in which we maintain an interest that will, among other things, define inventory and pricing requirements for the GM dealers that purchase Series A units in AutoCentric. Our primary business activity will be to manage and coordinate our relationship among General Motors and the participating GM dealers and any AEC in which we maintain an interest with respect to the new online business model.

AEC dealer agreement and
AutoCentric dealer agreement.....  If we maintain an interest in an AEC, each dealer who purchases Series A units will be required to concurrently enter into an AEC dealer agreement which will set forth various fee arrangements for referrals and/or sales of GM vehicles generated through the AEC.

                                   Your AutoCentric dealer agreement, will
                                   among other things, allow you to select some of your GM inventory to be available for sale by you or other participating GM dealers in your area, within a geographically based market inventory system; the inventory that you make available would be listed at or below a published e-price determined by you.

Management of the AEC............  If we maintain an interest in an AEC, we would expect to have the right to appoint a minority of its board of directors.

                             SUMMARY FINANCIAL DATA

     The following table summarizes the financial data for our business. The summary financial data should be read in conjunction with our discussion of liquidity appearing under the caption "Selected Financial Data". The pro forma as adjusted balance sheet data gives effect to the sale of 250,000 Series A units, par value $.01 per unit, at an assumed offering price of $100 per unit, and the sale of 250,000 Series B units, par value $.01 per unit, to General Motors at an assumed purchase price of $100 per unit, as if such sales had occurred on February 1, 2001.

                                                  February 1, 2001
                                                     Pro Forma
                                             Actual  Adjustments  As Adjusted
                                             ------  -----------  -----------
                                                (dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents...................    1    25,000  (a)
                                                     25,000  (b)     50,001

   Total assets.............................    1    50,000          50,001
   Total liabilities........................    -         -               -
Unitholders' equity.........................
   Series A units, 500,000 units
     authorized, par value $.01
     per unit, 250,000 units outstanding....              2.5(a)
   Series B units, 500,000 units
     authorized, par value $.01
     per unit, 250,000 units outstanding....              2.5(b)          5
Additional paid-in capital..................    1    24,997.5(a)
                                                     24,997.5(b)     49,996
                                             ------  --------        ------
      Total unitholders' equity.............    1    50,000          50,001
                                             ======  ========        ======
        Total liabilities and
          unitholders' equity..............     1    50,000          50,001
                                             ======  ========        ======


     The accompanying notes are an integral part of the unaudited pro forma balance sheet data.

     (a)  Represents 250,000 units sold to GM dealers.

     (b)  Represents 250,000 units sold to General Motors.

               QUESTIONS AND ANSWERS ABOUT THE PROPOSED OFFERING

                                    Strategy

Q:   Why are we doing this?

A: General Motors and its U.S. dealers are forming a joint venture to promote the online sale of motor vehicles called AutoCentric JV LLC. The purpose of forming AutoCentric is for General Motors and its dealers to join together to create an effective e-commerce strategy.

     This joint venture is neither the first, nor any, step toward General Motors trying to sell cars directly to consumers. We believe the consumer will ultimately define the commercial environment and General Motors and the dealers will have to respond with the appropriate business model. Our goal is to provide a way for General Motors and its dealers to jointly embrace the Internet as an integrated sales channel. If General Motors is able to address the needs of consumers better than anyone else, it believes the sales will follow.

     General Motors has formed AutoCentric at this time to comply with various legal requirements relating to the new online business model. If there is sufficient interest among the GM dealers to move forward with our proposed business model, we will continue to pursue our online strategy and to define our online business model. We will amend this prospectus and circulate another preliminary prospectus to include information regarding any definitive agreements or the terms of any specific arrangement that we may enter into for these purposes. We do not intend to sell any units prior to that time. Accordingly, you will not need to make your investment decision until you have received more detailed information regarding our online business plan, including information regarding any AEC in which we seek to maintain an interest.

Q:   Why all makes and models?

A: Consumer research shows that consumers prefer independent sites to single manufacturer sites three to one. In order to be where consumers like to shop, General Motors and its dealer representatives have decided to pursue a two pronged Internet sales strategy, adding an all makes and models approach to its manufacturers' site, GM BuyPower.

     GM BuyPower is designed to appeal to those consumers looking for information relating to an original equipment manufacturer, or OEM. Similarly, dealer websites appeal to shoppers who desire to shop with a specific local dealer. For those consumers who prefer to shop all makes and models, an interest in an unbiased AEC could provide General Motors and its dealers an opportunity to engage buyers that might not have visited either the dealer website or GM BuyPower.

Q: How does the new online business model relate to General Motors' overall e-strategy?

A: General Motors is pursuing a two-pronged Internet sales strategy. BuyPower and General Motors' divisional website will be aimed at those customers who prefer an OEM website and experience by exclusively featuring General Motors products. The new online business model will target those consumers who prefer a third party independent all makes and models experience.

Q:   How does this improve the consumer experience?

A: Our goal is for consumers to be able to select the vehicle of their choice from a large selection of e-priced inventory and begin the purchase process online from the dealer of their choice.

     The new online business model will be designed to achieve the following:

     o    offer a superior shopping experience to consumers;

     o    enable consumers to access information and services free of charge;
          and

     o    allow dealers to be the primary interface with the consumer.

     All key elements of the consumer experience will undergo rigorous testing before implementation.

Q:   What is the future of automotive dot.com companies?

A: According to J.D. Power and Associates, online car buying has nearly doubled from 1999 to 2000, and the upward trend is expected to continue. A recent U.S. Department of Commerce study indicated that online car buying sites have been the second fastest growing Internet sector. As of September 2000, the top five automotive business to consumer sites were already attracting over one million distinct monthly visitors each. We believe the Internet offers a method to improve information visibility and flow throughout the automotive channel resulting in a better understanding of consumer preferences and bringing dealers better informed consumers who have fully researched the product and are prepared to purchase a vehicle.

     An effective all makes and model site provides unbiased content, broad inventory selection and the cooperation between dealers and manufacturers necessary to make this an effective combination. We believe this type of site is at the forefront of what we expect will be the future of the auto industry.

Q:   Are all dealers obligated to participate?

A: No, dealers are not required to participate, but all will be invited. It will be completely up to each dealer to decide what is best for their business.

                                 Business Model

     We expect the new online business model to evolve over time as we continue to refine our position on issues such as e-price and inventory visibilities.

Q.   How do dealers list their vehicles for sale online?

A: GM dealers can choose to offer their vehicles online with or without an e-price.

     Vehicles designated by a GM dealer to be shown for sale online without an e-price will be known as online referral inventory.

     o If a consumer selects a vehicle from the online referral inventory, the consumer's preferred dealer will contact the stocking dealer in order to procure the vehicle through a normal dealer trade.

     o    The preferred dealer sets the price for the consumer.

     o    The preferred dealer and stocking dealer can be the same dealer.

     Vehicles designated by a GM dealer to be shown for sale online with an e-price will be known as online e-priced inventory.

     o If a consumer selects the stocking dealer as their preferred dealer, the dealer will agree to sell the vehicle at a price no greater than the published e-price.

     o If the consumer selects a dealer other than the stocking dealer as their preferred dealer, the stocking dealer will agree to provide the vehicle to the preferred dealer at the published e-price, less a predefined sales commission set by AutoCentric. As a result stocking dealers that wish to set an e-price for their vehicles need to take into account the preferred dealer's sales commission.

     o If the preferred dealer is also the stocking dealer, the dealer keeps the full proceeds from the sale.

Q:   How will the e-price be determined?

A: We expect dealers will determine the e-price for vehicles that they make available for sale online. A participating dealer can charge an online consumer no more than the e-price for that particular unit. This feature of the online business model allows a dealer to control the selling price of its vehicles. Referrals will involve pricing that is negotiated directly between the consumer and the preferred dealer, either online via email or offline at the dealership.

Q:   Why an e-price?

A: Nearly all Internet automotive sites today provide MSRP, dealer invoice, and published incentives to allow consumers to start the vehicle purchasing process online. Many are also providing an e-price. Market research shows pricing is the number one feature consumers are seeking in an automotive e-commerce website.

Q:   Who will deliver the vehicle?

A:   The preferred dealer will deliver the vehicle.

Q:   How will allocation credits be impacted?

A: Our new online business model is designed to assist GM dealers, facilitate the sale of more GM vehicles and improve the GM consumer experience. We understand that the new online business model will have no impact on the way General Motors allocates vehicles.

Q:   Will there be transaction fees?

A: The business model for this venture will include both referral leads and direct sale leads as permitted by law. Direct sale leads occur when a customer commits to purchase a specific vehicle for sale at an e-price with a refundable deposit. We expect fees to be competitive with those of other AECs. The dealer will factor these fees into its online prices.

Q:   How will dealer performance be monitored?

A: Issues relating to dealer performance monitoring will be addressed when a decision is made on how to execute our new online business model. However, we expect to enter into an operating agreement with General Motors and any AEC in which we maintain an interest, which among other things, will specify certain performance standards and metrics.

                              Dealer Participation

Q: If I do not invest in AutoCentric, can I still participate in this new online business model through the AEC?

A: Dealers who purchase Series A units can fully participate in the online business model, including listing vehicles as online referral inventory and online e-priced inventory. Dealers who do not purchase Series A units can only participate in the online business model by listing vehicles as online referral inventory and by signing the appropriate operating agreement with the applicable AEC. Furthermore, dealers who do not purchase Series A units cannot be chosen as the customer's preferred dealer for online e-priced inventory.

Q:   When can dealers actually purchase interests in AutoCentric?

A: There are several critical milestones to be achieved prior to purchasing interests in AutoCentric.

     o First, broad dealer support to move forward in implementing the AutoCentric business model must be obtained, as dealer participation is an obvious key to success.

     o Second, we must develop an appropriate relationship with an AEC or develop an independent AEC for the online sale of motor vehicles.

     o Third, we may need to obtain FTC and other governmental approvals, and the registration statement relating to this prospectus must be declared effective by the SEC.

     Once these milestones are achieved, dealers will need to commit the funds to purchase their respective interests in us during a brief offering period. The timing for this period is still to be determined.


                                 The Investment

Q:   How much will I have to invest?

A: The minimum number of units that you will be required to purchase in order to participate in the new online business model will range from 10 units for $1,000 to 150 units for $15,000, depending on your 2000 calendar year retail sales.

     Dealers will be permitted to purchase additional Series A units in excess of their minimum purchase amounts, up to 150 units.

Q:   What type of security will I receive?

A: We are a limited liability company. Economic interests in a limited liability company are referred to as limited liability company interests. Each Series A unit represents an equal limited liability company interest in AutoCentric. The Series A units will be held by the GM dealers and will represent up to one half of the economic interest in AutoCentric depending upon the number of Series A units sold pursuant to this offering. The remaining economic interest will be represented by Series B units which will be purchased by General Motors.

Q:   Can I sell or transfer my units?

A: You may not transfer any unit without the prior written consent of our board of representatives, acting in its sole discretion. Any transfer will be subject to conditions imposed by our board of representatives including an opinion of counsel to the effect that we will not be treated as a publicly traded partnership for federal income tax purposes as a result of the transfer. In addition, Series A units may only be transferred to a GM dealer who is bound by an AEC dealer agreement and an AutoCentric dealer agreement.

Q:   Will I receive distributions on my units?

A: In general, we plan to retain any earnings for use in the operation of our business. However, our board of representatives, acting in their sole discretion, will determine whether distributions will be made, if at all.

Q:   Will AutoCentric units increase in value?

A: The value of your units will depend in part upon the value of any AEC in which we establish or maintain an interest. However, since the units will not be listed on any securities exchange and will be subject to significant restrictions on transfer, you should not invest in the units based on the potential that your units will increase in value. Even if the units of any AEC in which we establish or maintain an interest increase in value, your ability to sell, transfer or redeem your units is subject to the discretion of, and the conditions imposed by, our board of representatives, acting in its sole discretion. Your investment decision should be based on whether you want the opportunity to participate in a joint venture with General Motors that we believe will enhance the consumer online purchasing experience which in turn will benefit both General Motors and you through increased sales of GM vehicles.

Q:   Can I redeem my units?

A: A GM dealer may only sell Series A units as part of the dealership, to General Motors, or to another participating GM dealer. If the dealership is sold, Series A units will travel with the dealership.

     Any redemption will be at the sole discretion of our board of representatives and will be subject to any conditions imposed by our board of representatives, including conditions imposed in an opinion of counsel to the effect that we will not be treated as a publicly traded partnership for federal income tax purposes. Furthermore, we may not have sufficient funds to be able to redeem your Series A units.

     Your units will be subject to mandatory redemption at our election if you cease to be a GM dealer, if you are in breach of, or no longer bound by, either your AEC dealer agreement or your AutoCentric dealer agreement, or if our board of representatives determines to dissolve us.

Q:   What are the tax consequences?

A: We are organized to qualify as a partnership under federal income tax laws. This means that any income earned by us is not subject to taxation at the federal level. Instead, each unitholder is required to include in its own income its pro rata share of any distributive share of our items of income, gain, loss, deduction and credit earned by us. This means that you will have federal income tax liability if we earn any income. We are not required to distribute any cash to you to fund this income tax liability and so you may have to use your own funds to pay any taxes owed.


                                   Governance

Q:   Who will govern AutoCentric?

A: We will be managed by a board of representatives consisting of six representatives, three Series A representatives and three Series B representatives. Each Series A unit will have one vote in the election of the Series A representatives, until that unitholder is no longer a GM dealer or is in material breach of the related GM dealer sales and service agreement, or that unitholder is no longer bound by or is in material breach of either its AEC dealer agreement or its AutoCentric dealer agreement. Actions by our board of representatives will be taken by majority vote.

     If we purchase an interest in an existing AEC, and on the second anniversary of the closing of our acquisition of an interest in that AEC at least 500 GM dealers have not purchased Series A units, the number of Series A representatives may be reduced to two.

                                  RISK FACTORS

     You should carefully consider the following risks and all of the other information set forth in this prospectus before deciding to invest in Series A units.

   AutoCentric and any AEC in which we maintain an interest would be putting in place a new and unproven online business model and we may not be able to implement the business plan.

     The proposed online business model is unproven and may not be successful. We will be successful only if consumers and GM dealers participate in the service. The success of the proposed online business model will depend upon achieving a critical mass of dealers who are willing to participate in the service and who are willing to commit a certain portion of their inventory to an inventory system which provides a geographically based market area view of available inventory for sale by you or other participating GM dealers in your area. However, there can be no certainty regarding the number of GM dealers who will choose to participate in the new online business model. Moreover, if the new business model is not favorably received by consumers, the association of the General Motors brand name with AutoCentric may adversely affect the business and reputation of General Motors and the GM dealers. This may have the effect of diluting the value of the General Motors brand name and indirectly affect the business and reputation of your GM dealership.

   Your ability to realize any value of your units will be subject to our discretion.

     An investment in the Series A units is unlike an equity investment in most other publicly registered companies. Our business will primarily be to manage and coordinate the relationship with General Motors, the participating GM dealers and any AEC in which we purchase an interest and to assist in the execution of a new online business model for GM consumers. As currently contemplated, the investment in the AEC or in an independent AEC would be our only significant asset. At least initially, we would not expect to hold other assets or otherwise conduct significant operations. The primary reason to invest in Series A units is to be able to participate in an online capability which we believe will result in increased sales of GM vehicles for participating GM dealers. The value of the Series A units will depend in large part on the value of the shares of stock of any AEC in which we maintain an interest. Your ability to redeem or transfer the Series A units or receive distributions on the underlying shares of any AEC in which we purchase an interest will be subject to our discretion. Therefore, the ability to appreciate any value in the Series A units is also subject to our discretion. Series A units will not be registered on any public exchange and there will not be any public market for the Series A units.

   We will depend on the success of any AEC in which we maintain an interest and may be significantly harmed if that AEC is unable to implement a new online business model.

     If we maintain an interest in an existing or newly created AEC, our success will be directly related to the success and profitability of that AEC. Our investment in that AEC will probably be our only significant asset. As a result, our financial condition will be subject to all of the risks inherent in operating the AEC's business. These risks are likely to include, among others:

     o    inability to achieve profitability,

     o    dealer turnover,

     o    intense competition,

     o    the need to build strong brand loyalty,

     o dependence on qualified sales, marketing, managerial and technical personnel,

     o    inability to manage rapid growth,

     o uncertainty or changes in state motor vehicle dealer licensing regulations and franchise laws,

     o    inability to integrate acquisitions,

     o    inability to keep pace with advances in technology, and

     o    vulnerability to systems communications.

   We may not have sufficient sources of capital.

     We may not have the ability to cover our own operating expenses. Our primary business purpose is to manage and coordinate the relationship with General Motors, the participating GM dealers and any AEC in which we maintain an interest and to assist in the execution of a new online business model for GM consumers. We do not expect to generate cash from our operations. We cannot assure you that the proceeds from this offering or any potential future offerings will be sufficient to fund our operating expenses. Moreover, there can be no assurance that any AEC in which we maintain an interest will undertake any funding obligations relating to the operations of AutoCentric.

   If we develop and launch an independent AEC we will need to sell interests to additional investors.

     If we choose to develop and launch an independent AEC, we would eventually seek to only hold a minority interest. We would expect to sell the remaining interests to other entities, including possibly other original equipment manufacturers, or OEMs. We believe bringing in additional investors, including other OEMs, will be necessary to maintain the independent status of any such AEC as well as to carry out our all makes and models strategy. If we are not able to sell additional interests in the proposed AEC, we will be unable to maintain an independent site and successfully execute our online business model.

     If we maintain an interest in an existing or newly created AEC, our relationship with the AEC may cause the AEC or us to be subject to federal or state franchise laws or state motor vehicle dealer licensing laws; these laws would require changes to the online business model that may make the model less attractive, or require either the AEC or us to terminate operations in certain states.

     An AEC may be subject to motor vehicle dealer licensing laws in some states. Our relationship with an AEC and the proposed AEC and AutoCentric dealer agreements may cause us to become subject to federal or state franchise laws or motor vehicle dealer licensing laws in some states and may subject an AEC to additional provisions of state motor vehicle dealer licensing laws. As a result, we and an AEC in which we maintain an interest may be required to modify the proposed new online business model in these states in a manner which undermines its attractiveness to consumers or dealers. The state motor vehicle dealer licensing laws are subject to change, and existing laws in some states may be modified in a manner which facilitates or further inhibits the implementation of the proposed online business model. If we determine that the licensing and related requirements are overly burdensome, we may elect, together with an AEC, to terminate operations in these states.

   There will not be any active trading market for our units and you will be subject to significant transfer restrictions.

     There will be no active trading market for the Series A units. The Series A units will not be listed on any public exchange and will be subject to significant liquidity restrictions. No Series A unit may be transferred without the prior written consent of our board of representatives, acting in its sole discretion. In addition to any other conditions that our board of representatives may impose, our board of representatives will only consent to transfers for which they receive an opinion of counsel to the effect that we will not be treated as a publicly traded partnership for federal income tax purposes as a result of such transfer. In addition, Series A units may only be transferred to a dealer who is bound by both an AEC dealer agreement and an AutoCentric dealer agreement.

   Any income we earn will be taxed to the unitholders, even if we do not make a distribution to those unitholders.

     We will be classified as a partnership for federal income tax purposes. As a result, if we earn any taxable income, we will not be taxed on this income. Instead, the unitholders will be subject to tax on their distributive shares of this income, even if we do not make a distribution to that unitholder. There is no assurance that we will distribute any cash to unitholders. Thus, unitholders may have to pay with their own funds any tax on the income earned by us.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     We have made statements under the captions "Prospectus Summary," "Risk Factors," "Business" and in other sections of this prospectus that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled "Risk Factors." You should specifically consider the numerous risks outlined under "Risk Factors."

     Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

                                USE OF PROCEEDS

     The net proceeds from this offering will be up to $25 million, depending upon the number of Series A units sold pursuant to this offering. We will use the net proceeds from this offering:

     o to purchase a significant minority equity investment in an existing AEC or to develop and launch an independent AEC in which we expect to maintain a significant minority interest, and

     o    for general operating expenses.


                              DISTRIBUTION POLICY

     In general, we plan to retain any earnings for use in the operation of our business. However, to the extent of available cash after funding of operations and capital expenditures, our board of representatives may make distributions to cover a portion of the unitholders' federal income tax liability arising out of unit ownership.

                            SELECTED FINANCIAL DATA

     The following table summarizes the financial data for our business. The selected financial data should be read in conjunction with our discussion of liquidity appearing below. The pro forma as adjusted balance sheet data gives effect to the sale of 250,000 Series A units, par value $.01 per unit, at an assumed offering price of $100 per unit, and the sale of 250,000 Series B units, par value $.01 per unit, to General Motors at an assumed purchase price of $100 per unit, as if such sales had occurred on February 1, 2001.

                                                  February 1, 2001
                                                     Pro Forma
                                             Actual  Adjustments  As Adjusted
                                             ------  -----------  -----------
                                                (dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents...................    1    25,000  (a)
                                                     25,000  (b)     50,001

   Total assets.............................    1    50,000          50,001
   Total liabilities........................    -         -               -
Unitholders' equity.........................
   Series A units, 500,000 units
     authorized, par value $.01
     per unit, 250,000 units outstanding....              2.5(a)
   Series B units, 500,000 units
     authorized, par value $.01
     per unit, 250,000 units outstanding....              2.5(b)          5
Additional paid-in capital..................    1    24,997.5(a)
                                                     24,997.5(b)     49,996
                                             ------  --------        ------
      Total unitholders' equity.............    1    50,000          50,001
                                             ======  ========        ======
        Total liabilities and
          unitholders' equity..............     1    50,000          50,001
                                             ======  ========        ======


     The accompanying notes are an integral part of the unaudited pro forma balance sheet data.

     (a)  Represents 250,000 units sold to GM dealers.

     (b)  Represents 250,000 units sold to General Motors.

     Liquidity of AutoCentric

     We are offering up to 250,000 Series A units at a purchase price of $100 per unit to GM dealers eligible to participate in this offering. Concurrently with this offering, we are offering 250,000 Series B units to General Motors at a purchase price of $100 per unit.

     The Series A units will initially represent up to one half of the economic interest in AutoCentric depending upon the number of Series A units sold pursuant to the offering. The remaining economic interest will be represented by the Series B units. The proceeds from this offering, together with those from the sale of Series B units to General Motors will be used to purchase a significant minority equity investment in an existing AEC or to develop and launch an independent AEC in which we expect to maintain a significant minority interest and to fund our operating expenses in the near term.

                                    BUSINESS

Overview

     We are a limited liability company that will be jointly owned by General Motors and its participating General Motors dealers, located in the U.S.,including Saturn retailers and Saab dealers, as determined by General Motors in its sole discretion. We were formed to promote the interests of General Motors and its dealers in the online sale of motor vehicles. Our objective is to define a new online business model to provide an enhanced online experience for GM customers in order to increase sales of GM vehicles. After considering several alternatives, General Motors and its dealer representatives decided that this objective could best be furthered either through a significant minority equity investment in an existing automotive e-commerce company, an AEC, which operates all makes and models vehicle research, shopping and purchasing services or through the development and launch of an independent AEC in which we would seek to retain a minority interest.

     We expect that each of the dealers who purchase our Series A units will concurrently be required to enter into:

     o an AEC dealer agreement with any AEC in which we maintain an interest which will set forth various fee arrangements for referrals and/or sales of GM vehicles generated through the AEC, and

     o an AutoCentric dealer agreement with us, which, among other things, will allow you to select some of your GM inventory to be available for sale by you or other participating GM dealers in your area within a geographically based market inventory system; the inventory that you make available would be listed at or below a published e-price determined by you.

     We believe that the Internet will have an increased impact on our retail business in the future. According to J.D. Power and Associates, 54% of all new vehicle buyers use the Internet to help them research and/or purchase a vehicle. J.D. Power and Associates projects that this figure will grow to 73% by the beginning of 2003. Additionally, Forrester Research estimates that by the end of 2005, over 6% of total new vehicle sales will be made directly online, compared with less than 1% of new vehicle sales today. We believe that auto retailers should prepare themselves to meet the consumer needs that result from these trends in consumer buying behavior.

     The new online business model that we expect to put in place differs from those employed by existing AECs in three key respects. Consumers will have the opportunity to:

     o    view GM vehicle inventory across a complete market area;

     o purchase select vehicles online at a guaranteed e-price set by the GM dealer who owns the vehicle; and

     o purchase the vehicle of their choice from the GM dealer of their choice.

     From a dealer perspective, the new model allows dealers to maintain control over their inventory and prices as follows:

     o    dealers choose how much of their inventory to list online;

     o of the inventory listed online, dealers choose how much of their inventory they wish to assign an e-price; and

     o    the e-price is always set by the dealer who owns the vehicle.

     We expect the new online business model to evolve over time as we continue to refine our position on issues such as e-price and inventory visibilities. We believe the new business model will provide GM dealers with the opportunity to gain access to the growing online traffic in the automotive industry and take advantage of several distinct features, including:

     o    the ability to compete more effectively with other online sources;

     o the ability to leverage the broad GM dealer network through access to an inventory system which provides a geographically based market area view of available inventory;

     o    a valuable marketing tool;

     o the ability to develop a larger number of online customer relationships and strengthen existing customer relationships; and

     o flexibility regarding whether and how to participate in the new online business model.

     The participation in an all makes and models website is key to our business strategy. According to a study conducted by Opinion Research Corporation, Americans prefer independent online buying sites to single manufacturer sites by nearly three to one. In addition, J.D. Power and Associates has found that on average, consumers visit six automotive-related websites while shopping for a vehicle. In an effort to provide services to consumers in a manner that is consistent with where they prefer to shop, General Motors wants to supplement its existing manufacturer branded websites with an independent online presence.

     Our business will primarily be to manage and coordinate the relationship with General Motors, the participating GM dealers and any AEC in which we maintain an interest and to assist in the execution of its new online business model for GM consumers. The primary reason to invest in Series A units is to be able to participate in an online automotive commerce marketplace that we believe will benefit overall dealership operations for participating GM dealers. Your ability to redeem or transfer the Series A units or receive distributions on the underlying shares of any AEC in which we maintain an interest is expected to be subject to the discretion of our board of representatives. Series A units will not be registered on any public exchange and there will not be any public market for the Series A units

The Consumer Experience

     Set forth below is a description of the functional elements that we would expect to be included in the enhanced online research, shopping, and buying experience under any proposed new online business model. We expect to implement proof of concept tests to determine the value associated with each element. Results of these tests may be used to influence the consumer experience design.

     o Research. We expect elements of the research feature to include the following:

          o a capability that would allow customers to familiarize themselves with makes and models that offer various characteristics (e.g. mid-size car, seats six, all-wheel drive, etc.);

          o generic vehicle descriptions including, but not limited to standard equipment, optional equipment, safety features, performance measurements and MSRP;

          o    tips and tools for learning about the car-buying process; and

          o    comparison tools for vehicles in like segments.

     o Shopping. Consumers will primarily investigate price and inventory availability in the shopping experience. We expect elements of the shopping feature to include the following:

          o ability to view market area inventory matching the consumer's search criteria, including vehicles that have dealer-set e-prices;

          o ability to view national and regional consumer incentive information;

          o    finance and insurance tools approved by us and General Motors;

          o    links to third party sites for trade-in valuation; and

          o    ability to save favorite vehicles for future reference.

     o Buying. The buying experience will be integrated into the shopping experience for GM makes and models offered online. We expect GM consumers to have the ability to place a refundable deposit online for a specific vehicle they want to buy through their preferred dealer. We expect elements of the buying feature to include the ability to:

          o request a quote from the preferred dealer for vehicles listed as online referral inventory; and

          o place a deposit on a vehicle offered with an e-price and listed as online e-priced inventory.

Inventory Classifications

     We expect each participating GM dealer to be able to determine how the GM new vehicle physical inventory at its dealership location will be allocated among three classifications of inventory. However, these inventory classifications may evolve over time as we continue to refine our business model.

     o Online e-priced inventory. The participating GM dealer lists the vehicle for sale at an e-price determined by that dealer. The dealer will also agree to transfer the vehicle to another participating GM dealer if that dealer has an online consumer who has agreed to purchase the vehicle.

     o Online referral inventory. The participating GM dealer lists the vehicle for sale online but does not publish an e-price. Vehicles in this category will generate a lead to the GM dealer chosen by the consumer. GM dealers that do not invest in Series A units can also participate in the preferred dealer referral inventory category via an AEC dealer agreement.

     o Offline inventory. The participating GM dealer may identify selected vehicles to not appear in either of above two inventory categories.

     We would also expect to provide for the establishment of designated marketing networks, or DMNs, which is the unit of geography that will determine the boundaries for both online e-priced inventory and online referral inventory. Using the three inventory classification designations, participating GM dealers would place online e-priced inventory and online referral inventory so that it is visible across a given DMN. DMNs would be determined by us and General Motors, jointly, based on consumer shopping preferences, dealer trade patterns and other competitive circumstances.

     We would expect the new online business model to include functionality and supporting capabilities to show available dealer inventory listed in the two online categories including:

     o Inventory data acquisition. Data would be acquired from dealer information management systems and would be integrated with supplementary inventory data supplied by General Motors for GM vehicles. The related functionality is expected to include any translation, cleaning, matching and normalization of the data that may be required to ensure a commercially acceptable level of completeness and accuracy as required to provide the specified consumer experience.

     o Transaction price acquisition data. Transaction data may be acquired from dealer information management systems.

     o Dealer inventory management tool. This is an internet based online inventory management tool to be used by participating GM dealers, which is expected to achieve the following:

          o enable each participating GM dealer to specify which of the vehicles on their lot should be listed in the online e-priced inventory and online referral inventory categories;

          o allow participating GM dealers to specify default inventory classifications for vehicles based on a limited set of dealer-definable business rules;

          o provide a mechanism for participating GM dealers to enter an e-price for vehicles they specify in the online e-priced inventory category; and

          o    allow participating GM dealers to list dealer installed options.

Vehicle e-Pricing

     Participating GM dealers will be required to sell dealer online e-priced inventory to online consumers at a price no greater than the e-price established by each GM dealer and published by the AEC, if applicable. Each participating GM dealer will establish the e-prices for its own inventory.

     We will set a minimum commission that may be paid by a stocking dealer to a selling dealer in the event a consumer selects a vehicle to be delivered through their preferred dealer that is in the inventory of another dealer. This minimum commission will only come into effect when the selling and stocking dealers cannot agree upon a dealer trade for an online e-priced vehicle.

     We expect that our approach to e-pricing will continue to evolve with our business model.

Additional Items

     We would expect to enter into arrangements regarding technology sharing, website data and advertising and promotion as well as management, training and staffing, with any AEC in which we maintain an interest.

                                   MANAGEMENT

Directors and Executive Officers

     The following table sets forth information with respect to our board of representatives and executive officers as of January 1, 2001:

Name                          Age                         Position
----                          ---          -------------------------------------
Ronald F. Sobrero             63                   Chief Executive Officer
Cameron J. Schmidt            34                          President
Michael J. Devereux           35                   Chief Operating Officer
Dean P. Harlow                38           Chief Financial Officer and Secretary
Peter A. Brandow              46                   Series A Representative
William E. Estes              56                   Series A Representative
Charles M. Smith              55                   Series A Representative
Mark T. Hogan                 49                   Series B Representative
William J. Lovejoy            60                   Series B Representative
Ralph J. Szygenda             52                   Series B Representative

     Ronald F. Sobrero will serve as our Chief Executive Officer. Mr. Sobrero also serves as General Manager of Dealer Networking Planning and Investment for General Motors Corporation, a position he has held since January 1, 1999. Prior to this position, Mr Sobrero served as General Sales Manager for Chevrolet Motor Division from February 1994 until January 1, 1999. Mr. Sobrero has also held various sales positions as Zone Manager in Iowa, Oregon and California, Marketing Manager for the East Coast, as well as Sales Manager for the Western Area of the United States for Chevrolet Motor Division. Mr Sobrero earned a B.A. from California Coast College in California.

     Cameron J. Schmidt will serve as our President. Mr. Schmidt also serves as Chief Marketing Officer and Executive Director, Global Business Development of e-GM, a business unit of General Motors, a position he has held since January 2001. Prior to this position, Mr. Schmidt has also served as Director, New Business Development of e-GM from December 1999 to January 2001, Senior Sector Marketing Leader at IBM Global Services Division from March 1998 to December 1999, Director, Marketing and Sales Operations of Samsonite Corporation from December 1997 to March 1998, Director, Americas Softside Business Unit Marketing of Samsonite Corporation from December 1996 to December 1997 and Senior Marketing Leader for the Skin Care Franchise of the Warner Lambert Company from 1993 to December 1996. Mr. Schmidt earned a B.S. in economics from the Wharton School, University of Pennsylvania.

     Michael J. Devereux will serve as our Chief Operating Officer. Mr. Devereux also serves as Director, New Business Development of e-GM, a business unit of General Motors, a position he has held since July 2000. Prior to this position, Mr. Devereux served as Director of North American Sales of e-GM from November 1999 to July 2000, Marketing Launch Manager for the 2000 Cadillac DeVille from March 1999 to November 1999 and Assistant Brand Manager-Product during the engineering and development of the Cadillac DeVille from June 1997 to March 1999. Mr. Devereux earned a B.S. in industrial engineering from GMI Engineering and Management Institute (now Kettering University) and an M.B.A. from Harvard University.

     Dean P. Harlow will serve as our Chief Financial Officer and Secretary. Mr. Harlow also serves as Director, New Business Development for e-GM, a business unit of General Motors, a position he has held since June 2000. Prior to this position, Mr. Harlow has also served as Director, e-GM Alliances from January 2000 to June 2000, Director, New Business Development for GM China from April 1998 to January 2000, Chief Technology Officer and Director of Planning for GM China from April 1997 to April 1998 and Director, Corporate and International Government Relations for GM China from March 1996 to April 1997. Mr. Harlow earned a B.S. in electrical engineering from GMI Engineering and Management Institute (now Kettering University) and an M.B.A. from the University of Michigan.

     Peter A. Brandow was appointed to serve on our board of representatives as one of the Series A representatives in January 2001. Mr. Brandow also serves as the Chief Operating Officer of Brandow Oldsmobile (Warminster, PA), a position he has held since 1983, Brandow Chevrolet (Florence, NJ), a position he has held since 1999, Brandow Chrysler Jeep (Warminster, PA), a position he has held since 1984, Brandow's Fairway Chrysler Jeep (Jenkintown, PA), a position he has held since 1992, and Brandow Kia (Warminster, PA) a position he has held since 1997. In addition to these positions, Mr. Brandow serves as President of AutoStar Collision Center, a position he has held since 1990, President of Express Car and Truck Rental, a position he has held since 1990, and President of C.A.R.S. (Cyber Auto Retailer Success), a position he has held since 1998. Mr. Brandow currently serves on the advisory council of e-GM, the National Information Technology Council for NADA and the Advisory Board of Insinger Machine Company. Mr. Brandow earned his B.A. in language and literature from Muhlenberg College and his Juris Doctor from the Dickinson School of Law.

     William E. Estes was appointed to the board of representatives as one of the Series A representatives in January 2001. Mr. Estes also serves as the President of Bill Estes Chevrolet, Inc. (Indianapolis, IN), a position he has held since 1975. Mr. Estes also served as the General Manager of Estes Cadillac-Rolls Royce (New Orleans, LA) from 1983 to 1986 and the General Manager of Tutwiler Cadillac (Indianapolis, IN) from 1973 to 1975. Mr. Estes earned a B.A. from the University of North Carolina.

     Charles M. Smith was appointed to our board of representatives as one of the Series A representatives in January 2001. Mr. Smith also serves as the Senior Vice President of Industry Relations for Group 1 Automotive, Inc. (Houston, TX), a position he has held since 1999, and as President and CEO of Streater-Smith Honda/Nissan/Mitsubishi (Conroe, TX), a position he has held since 1982. Mr. Smith also served as the President of Smith Automotive Group (Houston, TX), a division of Group 1 Automotive from 1986 to 1998 and the President of Charles Smith Pontiac/AMC-Jeep, Inc.(Houston, TX), from 1980 to 1995. Mr. Smith earned a B.A. from the University of Texas at Austin.

     Mark T. Hogan was appointed to our board of representatives as one of the Series B representatives in January 2001. Mr. Hogan also serves as a Group Vice President of General Motors and President of e-GM, a business unit of General Motors. Mr. Hogan has held both positions since August 1999. Prior to these positions, Mr. Hogan has also served as a general manager for the GM North America Car Group, Small Car Operations from May 1997 to August 1999 and as President and Managing Director of GM do Brasil from December 1992 to May 1997. Mr. Hogan received a B.S. in business administration and finance from the University of Illinois and received an M.B.A. from Harvard University.

     William J. Lovejoy was appointed to our board of representatives as one of the Series B representatives in January 2001. Mr. Lovejoy also serves as Group Vice President, North America Vehicle Sales, Service and Marketing of General Motors, a position he has held since January 2000. Prior to this position, Mr. Lovejoy had been a vice president and general manager of General Motors Service Parts Operation from July 1994 to January 2000. Mr. Lovejoy earned a B.S. in business management at St. Francis College and an M.B.A. from Farleigh Dickinson University.

     Ralph J. Szygenda was appointed to our board of representatives as one of the Series B representatives in January 2001. Mr. Szygenda also serves as Group Vice President and Chief Information Officer of General Motors, a position he has held since December 1999. Prior to this position, he was Vice President and Chief Information Officer of General Motors from June 1996 to December 1999 and Vice President and Chief Information Officer at Bell Atlantic Corp. from June 1993 to June 1996, where he also served on the board of directors of Sodalia Corporation. Mr. Szygenda received a B.S. in computer science from the University of Missouri-Rolla. He also earned a master's degree in electrical engineering from the University of Texas and completed all course work for a Ph.D. in electrical engineering.

Board Composition

     We will be managed by a board of representatives consisting of three Series A representatives appointed by the Series A unitholders and three Series B representatives appointed by General Motors. Actions by the board of representatives will be taken by majority vote.

Representative Compensation

     Our representatives are not paid fees for serving on our board. Representatives are reimbursed for their out-of- pocket expenses incurred in connection with their attendance at our representative meetings.

Compensation of Executive Officers

     Each of our executive officers are employees of General Motors. It is expected that these General Motor employees will work for us on loan pursuant to a management services agreement. The management services agreement will set forth the terms of the compensation for each of our executive officers. These terms are still under discussion. However, we expect that we will be required to make timely payment of the full cost incurred by General Motors with respect to these employees, including salary, bonuses, taxes, processing costs and related items. All of our executive officers will continue to receive benefits under General Motors stock option plans and long-term incentive plans.

                       RELATIONSHIPS WITH CERTAIN PARTIES

     We expect to enter into an agreement with General Motors and any AEC in which we maintain an interest that will define the online consumer experience for the new online business model. We expect the agreement will provide the basis for the management and coordination of our relationship with General Motors and with an AEC in which we purchase an interest and will define the consumer experience for the AEC's new online business model. For a more complete description of the consumer experience proposed by the new online business model, please see "Business - The Consumer Experience." If we maintain an interest in an AEC, we would expect there to be limitations on our ability to enter into a similar arrangement with any other AEC.

     Any GM dealer who purchases Series A Units will be required to concurrently enter into a dealer agreement with any AEC in which we purchase an interest and an AutoCentric dealer agreement. We and any applicable AEC will also agree to jointly establish, monitor and enforce GM Dealer operating standards for the new online business model.

     We would expect to enter into a shareholder agreement with any AEC in which we purchase an interest that defines our rights and obligations as a significant minority shareholder. We would expect any such agreement to deal with various issues including board representations, shareholder approval for certain transactions, limitations on transfer of our underlying interest and preemptive and registration rights.

                      PRINCIPAL UNITHOLDERS OF AUTOCENTRIC

     Prior to the offering, we had no Series A units outstanding. After the closing of the offering of Series A units, the Series A units will represent up to 50% of the economic interest in AutoCentric, depending upon the number of Series A units sold in the offering. The Series B units will represent the remaining economic interest which will comprise at least 50% of the outstanding economic interest in AutoCentric.

     None of our executive officers or members of the board of representatives, individually, or as a group, own any units.

     Series A units will be held by dealer entities, not by the individual dealer owners.

                              DESCRIPTION OF UNITS

     The following statements summarize several provisions of our limited liability company agreement and Delaware law. These summaries do not purport to be complete and are qualified in their entirety by reference to our limited liability company agreement, which has been filed as an exhibit to this registration statement, of which this prospectus forms a part, and to the provisions of applicable law.

General

     We are authorized to issue:

     o    500,000 Series A units; and

     o    500,000 Series B units.

     We are offering up to 25,000,000 Series A units pursuant to this offering. Concurrently with the offering, we expect to sell 25,000,000 Series B units to General Motors. The Series A units will represent up to 50% of the economic interest in AutoCentric depending upon the number of Series A units sold hereunder. The Series B units will represent the remaining economic interest in AutoCentric.

     We will pay distributions to holders of our Series A units on a pro rata basis when declared by our board of representatives out of funds legally available therefor. Distributions to the holders of units may be subject to preferences on distribution on securities which we may issue in the future. In general, we plan to retain any earnings for use in the operation of our business. However, to the extent of available cash after funding of operations and capital expenditures, our board of representatives may make distributions to cover a portion of the unitholders' federal income tax liability arising out of unit ownership. Holders of our units have no preemptive, conversion rights, sinking fund or cumulative voting rights.

     Upon the dissolution of AutoCentric, the holders of units will be entitled to share ratably in any assets remaining after satisfaction of obligations to creditors, and any liquidation preferences on any units that may be outstanding. Therefore, holders of units will be entitled to a distribution based proportionately on their ownership of units.

     Our limited liability company agreement sets forth the relationship of our members to one another and the manner in which we will conduct our operations, much like the articles and by-laws of a Delaware corporation or the partnership agreement of a Delaware general or limited partnership. While, as a limited liability company, we are generally not subject to the Delaware General Corporation Law, the Delaware Limited Liability Company Act permits a limited liability company agreement to provide, and our limited liability company agreement does provide, that the management of a limited liability company will be conducted by a board of representatives and officers designated by the board.

Voting Rights

     The Series A units will be reserved for and may only be voted by participating GM dealers in the United States that are parties to an AEC dealer agreement, if applicable, and an AutoCentric dealer agreement.

     We will be managed by a board of representatives consisting of six representatives made up of three Series A representatives and three Series B representatives. Each Series A unit will have one vote in the election of the Series A representatives. However, no holder will be entitled to vote its Series A units after that unitholder:

     o ceases to be a dealer or is in material breach of its GM dealer sales and service agreement, or

     o is no longer bound by or is in material breach of its AEC dealer agreement or its AutoCentric dealer agreement.

     Each Series B unit will have one vote in the election of the Series B representatives. Actions by the board of representatives will be taken by majority vote.

Restrictions on Transfer

   Series A Units

     The Series A units will not be listed on any exchange and will be subject to significant restrictions on transfers. Series A units may only be transferred to a GM dealer who is bound by an AEC dealer agreement, if applicable, and an AutoCentric dealer agreement.

     No Series A unit may be transferred without the prior written consent of our board of representatives, acting in its sole discretion. In addition, any transfer will be subject to the discretion of, and any conditions imposed by, our board of representatives including an opinion of counsel to the effect that such transfer will not result in our being treated as a publicly traded partnership, which would be taxable as a corporation for federal income tax purposes. Based on current treasury regulations on this subject, we will not consent to transfers of more than 2% of the Series A units in any year, with only limited exceptions. See "Redemption of Series A Units," below.

   Series B Units

     The Series B units will be subject to the same transfer restrictions as the Series A units. However, General Motors may transfer Series B units to certain General Motors affiliates.

Redemption of Series A Units

     Any redemption will be at the sole discretion of our board of representatives and will be subject to any conditions imposed by our board of representatives, including conditions imposed in an opinion of counsel to the effect that such redemption will not result in our being treated as a publicly traded partnership for federal income tax purposes. If our board of representatives consents to such request, we shall redeem all, but not part, of the Series A units held by that unitholder in exchange for the redemption consideration described below. We may not have sufficient funds to be able to redeem any units. Furthermore, any redemption will require, except in limited circumstances, a 60 day waiting period.

     The Series A units will be subject to mandatory redemption at our election, in exchange for the redemption consideration, at any time after:

     o that unitholder ceases to be a dealer or is in material breach of its GM dealer sales and service agreement,

     o that unitholder is no longer bound by or is in material breach of its AEC dealer agreement or AutoCentric dealer agreement, or

     o    a decision by our board of representatives to dissolve AutoCentric.

     Redemption consideration means, at our option and in our sole discretion, and all as determined by us, either:

     o the fair market value in cash, on the date of redemption or the date that the right of redemption arose, of the Series A units being redeemed,

     o if we maintain an interest in an AEC, a number of shares of the AEC's common stock, rounded down to the nearest whole number, representing the same percentage of all shares of the common stock of the AEC held by us, on the date of redemption or the date that the right of redemption arose, as the percentage interest in us represented by those Series A units being redeemed, or

     o if we maintain an interest in an AEC, a combination of cash and the AEC's common stock representing the fair market value, on the date of redemption or the date that the right of redemption arose, of the Series A units being redeemed.

     The redemption price will be determined in a manner consistent with current treasury regulations such that we will not be treated as a publicly traded partnership. Accordingly, the redemption price will generally be determined either (i) sixty (60) days after the unitholder's notice of its intention to redeem or (ii) not more than four times during the our taxable year.

     Our board of representatives intends to consent to redemptions of Series A units only to the extent consistent with an opinion of counsel to the effect that such redemption will not result in our being treated as a publicly traded partnership, taxable as a corporation for federal income tax purposes. Based on current treasury regulations on this subject, we will not consent to transfers of more than 10% of the Series A units in any year, less the number of Series A units transferred during that year. See "Restrictions on Transfer -- Series A Units," above.

                   MATERIAL TAX CONSEQUENCES FOR UNITHOLDERS

     The following summary of the material federal income tax aspects of participation by unitholders in AutoCentric is based on the opinion of Ivins, Phillips & Barker Chartered, special tax counsel to us. It is included herein for general information only and does not address every aspect of the income or other tax laws which may be relevant to prospective unitholders in light of their personal investment circumstances or to certain types of prospective unitholders subject to special treatment under the U.S. tax laws. This summary is not intended as a substitute for careful tax planning or for an individual analysis of the tax consequences of participation in AutoCentric.

     This discussion is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, existing Treasury regulations promulgated thereunder and judicial decisions, and on current administrative rules, practices and interpretations of the law of the Internal Revenue Service. It is possible that changes in the law may be effected by future legislation and that interpretations of the law may be changed or modified by judicial decisions and by the IRS in its treasury regulations, rules and practices. Any such change may or may not be retroactively applied.

     No ruling will be requested from the IRS on any issue in connection with AutoCentric or the offering or holding of interests in AutoCentric. There can be no assurance that the IRS will agree with the conclusions stated herein.

     This discussion relates only to federal income tax and not to any state or local tax or any other matters. In addition to the federal income tax consequences described below, prospective unitholders should consider potential state and local tax consequences of an investment in AutoCentric. State and local laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss or deduction, and the state and local tax implications of an investment in AutoCentric are beyond the scope of this prospectus.

PROSPECTIVE UNITHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR FURTHER INFORMATION ABOUT THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PURCHASING AN INTEREST IN AUTOCENTRIC.

Classification of AutoCentric

     Under the treasury regulations an unincorporated domestic entity that is not classified as a trust or otherwise subject to special treatment under the code with more than one equity owner is classified as a partnership for federal income tax purposes unless it elects to be classified as a corporation. The unitholders will agree by their investment, to treat us as a partnership for purposes of federal, state and local income and franchise tax purposes.

Risk of Alternative Characterization

     Under the code and treasury regulations, a partnership may be classified as a publicly traded partnership, or PTP, if equity interests therein are traded on an "established securities market" or are "readily tradable" on a "secondary market" or its "substantial equivalent." For federal income tax purposes, a PTP is taxable as a corporation. If we were taxable as a corporation for federal income tax purposes, our taxable income would be subject to tax at regular corporate rates and would not flow through to the unitholders for reporting on their own returns and distributions to our unitholders would be taxable to them as dividends to the extent of our earnings and profits, and would not be deductible by us.

     Units will not be readily tradable on any securities market. By agreement, the unitholders and AutoCentric will adopt certain restrictions on transfers and redemptions of units, and our board of representatives will adopt additional restrictions. These restrictions will be intended to prevent us from being classified as a PTP. See "Restrictions on Transfers - Series A Units" and "Redemptions of Series A Units," above.

Tax Treatment of Partnerships

     Entities qualifying under the code as partnerships are not subject to federal income tax, but are required to submit annual federal information returns identifying all the partners and stating the amount of each partner's distributive share of the partnership's income, gain, loss, deduction or credit for the tax year. Our tax year will end on December 31.

Tax Treatment of Unitholders

     Because we will be treated as a partnership for federal income tax purposes, each of our unitholders must take into account its distributive share of our items of income, gain, loss, deduction or credit in its taxable year in which or with which our taxable year ends, whether or not cash distributions with respect to such items are made to unitholders. These items will have the same character (ordinary or capital) and source in the hands of each unitholder as they have in the hands of AutoCentric. These AutoCentric items will be reported on the annual federal information return required of AutoCentric. Any adjustments to our information return would require corresponding adjustments in the separate federal income tax returns of the unitholders. We will furnish each unitholder with the information concerning AutoCentric necessary for the preparation of their federal income tax returns. This information will be distributed to each unitholder as soon as possible, but no later than 90 days after the end of our tax year.

Partnership Allocations

     Items of income, gain, loss and deduction will be allocated among the unitholders in accordance with our limited liability company agreement. Under
Section 704(b) of the code, a partner's distributive share of an item of partnership income, gain, loss or deduction is determined in accordance with the partner's "interest in the partnership" if the allocations of income, gain, loss or deduction under the partnership agreement lack "substantial economic effect." Treasury regulations promulgated under Section 704(b) of the code contain intricate and detailed tests for determining whether allocations have "substantial economic effect." The allocations of income, gain, loss and deduction under the limited liability company agreement are intended to meet these tests. Other special allocations of partnership items may be made to take into account the issuance of new Series A units and other events.

Limitation on Deductibility of Our Losses

     A unitholder is restricted from taking into account for U.S. federal income tax purposes any of our loss in excess of that unitholder's adjusted tax basis in its units. A unitholder's adjusted tax basis in its units generally will be equal to the amount of its initial capital contribution and will be increased by (a) any additional capital contributions made by that unitholder and (b) that unitholder's allocable share of (i) items of our income and gain and (ii) indebtedness of ours, if any. A unitholder's adjusted tax basis in its units generally will be decreased, but not below zero, by that unitholder's (a) allocable share of items of deduction and loss, (b) distributions by us to the unitholder, and (c) any reduction in such unitholder's share of our indebtedness, if any. If and to the extent that the recognition of a unitholder's distributive share of losses reduces the unitholder's adjusted tax basis in its units to zero or below zero, the recognition of such losses by the unitholder will be deferred until such time as the recognition of such losses will not reduce the unitholder's basis below zero.

Current Distributions by AutoCentric

     A current distribution is a distribution made to a unitholder whose interest in AutoCentric continues after the distribution. A current distribution to a unitholder will not result in taxable income or gain to the extent the distribution does not exceed the unitholder's adjusted tax basis in its units. Upon the distribution, a unitholder must reduce its adjusted tax basis in its units by the amount of cash or the tax basis of the property received in the distribution. Marketable securities are treated as cash for this purpose. Cash distributions in excess of the unitholder's adjusted tax basis generally will be taxed as gain from the sale or exchange of the units. See "Sales and

Redemptions of Units," below. Generally, any reduction in a unitholder's share of our liabilities will be treated as a distribution of cash to that unitholder.

     If a unitholder receives a distribution of property other than cash or marketable securities, the unitholder will take a tax basis in such property equal to our tax basis. However, the tax basis in the distributed property cannot exceed the unitholder's tax basis in its units, less any cash received in the distribution.

     A unitholder's tax basis in its units is not adjusted to take into account the unitholder's allocable share of our items of income or loss until the end of our taxable year. Thus, a current distribution during the taxable year could result in taxable gain or loss to a unitholder even though no such gain or loss would result if the same distribution were made at the end of the taxable year.

Sales and Redemptions

     A sale or redemption of all of a unitholder's units will result in the recognition of gain or loss in an amount equal to the difference between cash sales proceeds and the unitholder's adjusted tax basis in its units (both as adjusted to take into account the unitholder's allocable share of our indebtedness). Marketable securities are treated as cash for this purpose. Any gain or loss recognized with respect to such a sale or redemption generally will be treated as capital gain or loss.

     To the extent a unitholder receives property other than cash or marketable securities, it will not realize taxable gain. The unitholder's basis in the distributed property will be equal to its adjusted tax basis in its units immediately before the distribution, less any cash received.

Election of Basis Adjustments

     Under Section 754 of the code, partnerships may elect to adjust the basis of partnership property upon the transfer or a redemption of an interest in the partnership. We intend to make this election. In connection with a transfer of our units, the election generally permits a purchaser to adjust its share of the basis in our assets to fair market value. In connection with a redemption of our units, the election permits us to adjust our basis in our remaining assets if the redeemed unitholder either recognizes gain or loss or takes an adjusted basis in the distributed property that is different from our basis in the property. See "Current Distributions" and "Sales and Redemptions of Units," above.

Subsequent Issuances of New Units

     In the event of later issuances of Series A units, we will elect to revalue our assets to the extent permitted under Section 704(b) of the code and the treasury regulations thereunder. This revaluation is intended to ensure that any untaxed gain or loss in our property at the time of issuance will be allocated to the existing unitholders. An existing unitholder will not realize taxable gain or loss as a result of the revaluation. If the revaluation is not permitted by the IRS, we will make special allocations of any gain or loss attributable to appreciation of our assets prior to the admittance of new unitholders.

Partnership Level Audits

     Unitholders are required to treat partnership items on their tax return consistent with the treatment of the items on our information return or notify the IRS of any inconsistent position. It is possible that the federal information returns we are required to file with the IRS will be audited. Such an audit would generally be conducted at the AutoCentric level in a single proceeding rather than in separate proceedings with each unitholder. In any AutoCentric level audit, we will be represented by General Motors as the "tax matters partner" who would have the authority, among other things, to extend the applicable statute of limitations and enter into an administrative settlement with the IRS with regard to all AutoCentric items. We would bear the costs of any such audit. Any such settlement would not be binding upon any unitholder who timely objects thereto.

                              PLAN OF DISTRIBUTION

     The Series A units are being offered and sold by General Motors only to persons who are parties to a dealer agreement with General Motors, which agreement authorizes them to sell and service GM branded products in the United States. No underwriter is involved in the distribution. Georgeson Shareholder Securities Corp. is acting as broker-dealer for the offering.


                                 LEGAL MATTERS

     Certain legal matters relating to the offering and the validity of the issuance of the Series A units offered hereby will be passed upon for AutoCentric by Davis Polk & Wardwell, New York, New York and Richards, Layton & Finger, P.A., Wilmington, Delaware, respectively. Certain legal matters relating to the tax consequences of the offering will be passed upon by Ivins, Phillips & Barker Chartered, Washington, DC.


                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC, Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act with respect to the Series A units offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and our Series A units, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

     Our registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.

     As a result of the offering, we will become subject to the full informational requirements of the Securities Exchange Act of 1934, as amended. We will fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. We intend to furnish our unitholders with annual reports containing financial statements certified by an independent public accounting firm.

                                                                     Appendix A


-------------------------------------------------------------------------------




                         Internet Joint Venture Concept

                               Presentation Video



                                      For

                             General Motors Dealers

                       NADA Convention, Feb. 3 - 6, 2001



                                  Final Draft

                                (As-Shot Script)

                                January 29, 2001




-------------------------------------------------------------------------------

Full screen disclaimer opens video...

An offering of the securities of AutoCentric JV LLC is in process, but may be made only by the prospectus. That prospectus is included in a registration statement that has been filed with the Securities and Exchange Commission but has not yet become effective. We urge you to review carefully the copy of the prospectus which has been made available to you.

Participating in AutoCentric JV LLC requires an investment in securities. Investing in these securities involves risks that you should be aware of which are described under the heading "Risk Factors" in the accompanying prospectus. You could lose some or all of your money that you invest in these securities. You should carefully review the risk factors and all of the other information set forth in the accompanying prospectus before deciding to invest in these securities.

     The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This video transmission shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. The Securities and Exchange Commission does not endorse this offering, nor does any state regulatory authority.

     The viewing of this videotape is intended only for GM dealers who are eligible to participate in the offering of securities of AutoCentric JV LLC. The copying, retransmission or further distribution of this videotape to any other person is strictly prohibited.

1.       Open with Michael Grimaldi on camera.
Super Title:
Michael A. Grimaldi
GM Vice President
General Manager
Field Sales, Service & Parts

                                                MICHAEL GRIMALDI (sync)
                                        Hello everyone, and thank you for
                                        taking the time to view this very
                                        important message.

                                        I'm here to speak with you about a
                                        concept that was brought to us by the
                                        e-Dealer Advisory Board early last
                                        year.

                                        The concept is an Internet Joint
                                        Venture between GM and its dealers to
                                        partner together in the e-Commerce
                                        world... and bring the best car and
                                        truck online buying experience possible
                                        to our mutual customers.

                                        While we talked briefly about joint
                                        efforts on the Internet during the
                                        Regional Dealer Business conferences
                                        last Fall, this video is really the
                                        first major step in the information
                                        exchange between us.

                                        Today, we'd like to introduce the
                                        concept to you and begin to get your
                                        feedback, which will determine whether
                                        we further pursue this business
                                        opportunity.

                                        So, after you have reviewed this
                                        information, let us know your thoughts
                                        and reactions to the Joint Venture
                                        concept and this business model.

                                                       (Pause)

                                        So... what exactly is this Joint
                                        Venture all about?

2.       Build full screen graphic detailing Joint Venture:
GM/Dealer Joint Venture
o      New company
o      50/50 Equity Joint Venture
o      Independently branded website
o      All Makes, All Models
                                                 Michael Grimaldi (V.O.)
                                        It's about forming a new company
                                        together, which would be a 50/50 equity
                                        joint venture, with GM and our dealers
                                        each holding equal voting rights.

                                        The Joint Venture would uniquely
                                        position us in an independently
                                        branded, all-makes and models website.

3.       Show customer surfing on web.

                                        This site would allow customers to
                                        research and shop for any brand of
                                        vehicle, GM or non-GM. If customers
                                        ultimately choose a GM vehicle, they
                                        would enter a unique GM shopping and
                                        buying experience within the site.

4.       Build Graphic
Goal:

Show customers how to buy GM model of their choice through GM dealer of their choice!
(add on cue)
Customers select specific vehicle and dealer!

                                        The goal is to show consumers their
                                        options... and how to buy the GM
                                        vehicle of their choice from the GM
                                        dealer of their choice.

                                        And that's a major benefit of our
                                        Internet business model- customers
                                        select their specific vehicle and their
                                        preferred dealer.

                                        We think this is the ultimate in
                                        convenience for buying a new vehicle.

                                                   (Pause)

5.        Back to Michael Grimaldi on camera.

                                                     Michael Grimaldi (sync)
                                        Now, many of you may be asking - why do
                                        we need to create a Joint Venture at
                                        this time?

5a.      Super on cue:
Internet Facts:
More than half all new vehicle buyers use for research
Source:  J.D. Power and Associates,
September, 2000

                                        Let's face it, while the Internet may
                                        or may not be a large percentage of
                                        your business today, it holds great
                                        promise for our mutual success.

                                        Currently, more than half of all new
                                        vehicle buyers use the Internet to help
                                        them research their vehicle purchases.

5b.      Super on cue:
Internet Facts:
By 2003 - 3/4 of all buyers will use web during purchase process
Source:  J.D. Power and Associates, 2000

                                        JD Power and Associates estimates that
                                        by 2003, about three-quarters of all
                                        new vehicle buyers in the U.S. will use
                                        the internet in some way during the
                                        vehicle purchase process.

5c.      Super on cue:
Internet Facts:
By 2005 - 6% of total new vehicle sales over Internet
Source:  Forrester Research, October, 2000

                                        In terms of actual transactions - where
                                        a customer is committed to a specific
                                        car, at a specific price, locked in
                                        with a deposit -- Forrester Research
                                        projects that by 2005 over 6% of total
                                        new vehicle sales in the U.S. will be
                                        sold on the internet. That's a
                                        significant increase over today's
                                        figure which is less than 1%.

                                        It's our belief that we need to move
                                        now to ensure we are well positioned
                                        together, to take advantage of whatever
                                        promise the Internet holds.

6.       Cut to full screen graphic
Future:  Customers will "click" to get..:
o      The vehicle they want

o      The dealer they want

                                                Michael Grimaldi (V.O.)
                                        Internet customers want to get online
                                        with a few simple "clicks" to determine
                                        the vehicle they want and the dealer
                                        they want.

7. Cut to full screen graphic "Clicks & Bricks".

                                        We want to merge those "clicks" with
                                        our superior "bricks" - the dealer body
                                        - and make the online experience the
                                        best in the business... hands down!

8. Back to Michael Grimaldi on camera

                                                Michael Grimaldi (Sync)
                                        Now, even though many of the aspects of
                                        this Joint Venture have been
                                        considered, you need to know something
                                        very important.

                                        This Venture is not a "done deal". It's
                                        an initiative we're considering, based
                                        on our analysis of where the automotive
                                        buying experience and the Internet are
                                        both headed.

                                        Dealer representatives from the
                                        National Dealer Council and e-Dealer
                                        Advisory Board have been involved in
                                        this entire process.

                                        These dealer representatives have been
                                        a tremendous resource in developing the
                                        joint venture concept.

                                        In fact, you will hear from three of
                                        these dealers during this presentation.

9.        Cut to scenes of dealers on camera
as named.
                                                Michael Grimaldi (V.O.)
                                        Bill Estes, of Estes Chevrolet in
                                        Indianapolis...

                                        Howard Drake of Casa De Cadillac in Los
                                        Angeles...

                                        And Steve Howard of Dale Howard, Inc.,
                                        in Iowa Falls.

                                                       (Pause)

10.      Back to Michael on camera.

                                                Michael Grimaldi (Sync)
                                        Ultimately, we believe this proposed
                                        Joint Venture is an important step in
                                        our partnership as manufacturer and
                                        retailer.

                                        It's an excellent way for you to
                                        strengthen relationships with your
                                        customers and build a strong base of
                                        new customers... those who have a
                                        desire to shop and buy on the Internet.

                                        In that regard, the Joint Venture is
                                        not a program, it's an investment that
                                        we can make in our future... together.

                                        Please take the next several minutes to
                                        listen to the basic outline of this new
                                        opportunity. Then, I'll be back at the
                                        end of the program with some closing
                                        thoughts.

11. Cut to dual hosts (male and female) who will review the JV concept with dealers

                                                   Male Host (sync)
                                        In order to evaluate the Joint Venture
                                        concept, it's important to look back
                                        briefly.

                                        The date was March 3rd, 2000. The
                                        dealers on the e-Dealer Advisory Board
                                        raised with Jack Smith an interesting
                                        prospect of forming a Joint Venture to
                                        work together and build a stronger base
                                        of e-Commerce customers.

                                                 Female Host (sync/v.o.)
                                        A task force of dealers and GM
                                        representatives set about exploring the
                                        opportunity with the following
                                        objectives:

12.      full screen graphic build:
Joint Venture Objectives:
o      Start with Customer in Mind
o      Deliver superior "bricks and clicks" customer experience
o      Create added value for dealers/GM
o      Align dealer and GM goals
o      Go Fast
o      Enhance dealers' ability to build  customer relationships

                                        o Start with the Customer in mind

                                        o Deliver a superior "bricks and
                                        clicks" customer experience

                                        o Create added value for dealers and GM

                                        o Align dealer and GM goals

                                        o Go fast

                                        o And enhance GM dealers' ability to
                                        build relationships with the
                                        customer... both current GM and non-GM
                                        owners.

13.      Back to Hosts on camera, then to
two-pronged strategy graphic.

                                                      Male Host
                                        How will the Joint Venture accomplish
                                        this? Well, to address the needs of all
                                        consumers, GM has a two-pronged
                                        Internet strategy.

                                        As you know, we already have GM
                                        BuyPower for consumers who prefer a
                                        manufacturer-branded shopping
                                        experience. We also have the GM Brand
                                        sites and individual dealer websites
                                        around the country... and all this
                                        won't change.

                                        However, for consumers who prefer an
                                        independently branded shopping and
                                        buying experience, we need an
                                        independent online presence - this is
                                        an important goal of the new business
                                        model.

14.      Cut back to host on camera.

                                                Female Host (Sync/V.O.)
                                        You may ask why we need a presence on
                                        an all makes and all models website.

                                        Well, we know that some customers
                                        prefer GM brand sites, or individual
                                        dealer websites.

15.      Cut to graphic build:
Research shows:
o      Americans prefer independent buying sites 3 to 1
Source:  Opinion Research Corp, Sept., 2000
o      Today's Internet Consumer visits average of 6 automotive websites
Source:  J.D. Power and Associates, 2000


                                        But according to Opinion Research
                                        Corporation, a leading research firm --
                                        Americans prefer independent online
                                        buying sites to single manufacturer
                                        sites by nearly three to one.

                                        Also, J.D. Power and Associates have
                                        found that today's Internet consumer
                                        visits an average of six
                                        automotive-related websites while
                                        shopping.

16.      Back to female host on camera.

                                                     Female Host (sync)
                                        This is why we need a presence beyond
                                        BuyPower, beyond Brand sites...and
                                        beyond dealer sites...

                                        We need to be everywhere the customers
                                        are!

                                                       (Pause)
17.      Graphic:

Fastest Way to Market:
o      Leverage existing Player's:
o      Brand,
o      People,
o      Processes,
o      Technology

                                        Now, in order to execute an all-makes
                                        and models strategy quickly, it is
                                        likely that we will need to have an
                                        interest in an independent website.
                                        There are two paths we can take ... we
                                        can build it ourselves or we can buy an
                                        interest in an existing site. It's
                                        really a "make or buy" decision.

                                        The fastest path to market is to
                                        leverage an existing player's brand and
                                        their people, processes and technology.

18.      Back to hosts on camera

                                                  Male Host (Sync/V.O.)
                                        Of course, there's been quite a bit of
                                        analysis about the future of Internet
                                        companies... and people have questioned
                                        if the Internet is really here to stay.

18a. Cut to Steve Howard on camera "Future of Internet" (02:27:48 -
02:28:28)

                                                   Steve Howard (Sync)

                                        I think the last thing we can do is get
                                        complacent about the future of the
                                        Internet and dot.coms because of the
                                        "crash and burn" that's happened over
                                        the last six to eight months.

                                        You know, the Internet is in its
                                        infancy. It started in the early 90's
                                        and if you take a look at the
                                        automobile business - what happened
                                        where it started off in 1905, 1908, and
                                        how many manufacturers have come and
                                        gone in those times. Those are no
                                        different than some of the dot.coms
                                        that are crashed and burned today, they
                                        didn't have good business models, and
                                        we do.

                                        And that is why I think it is very
                                        important to take advantage of this
                                        situation right now so that we can get
                                        the jump start and take the lead on
                                        this.

18b. Back to Male Host on camera.

                                                Male Host (Sync/V.O.)
                                        The Internet can be a powerful tool,
                                        and research proves the point.

19.      Build graphic:
Automotive consumers and the Net
o      54%-- Research purchase
o      Less than 1% buy online
o      By 2005 - 6%
Source:  J.D. Power and Associates, 2000
         Forrester Research, October 2000

                                        As you heard, J.D. Power and Associates
                                        has found that more than
                                        half of all new vehicle buyers -- 54%
                                        --use the Internet to help them
                                        research and/or purchase their vehicle.
                                        And while research conducted by
                                        Forrester shows that less than one
                                        percent of total vehicles are sold
                                        online right now, this figure is
                                        expected to grow to over 6% by 2005.

19a. Cut to Bill Estes on camera (Customer brought the idea) 02:04:55 - 02:05:33

                                                     Bill Estes (sync)
                                        Well, I think the idea of the joint
                                        venture interestingly has been brought
                                        to General Motors and the dealers by
                                        the customer.

                                        The activity on the Internet is just
                                        unbelievable. The information gathering
                                        and the cost information, and the value
                                        of the trade is all available to the
                                        customer now, unlike any time in our
                                        past.

                                        And so I think the customer's driving
                                        the process and I think the leadership
                                        in General Motors and those dealers
                                        that have been involved understand that
                                        we need to get in the game and we need
                                        to lead this situation. Get to the
                                        marketplace with a better product that
                                        lets us control those leads.

20.      Back to host on camera.

                                                     Male Host (Sync)

                                        As you see, consumers are turning to
                                        the Internet to assist them in the
                                        vehicle purchase process. This growing
                                        consumer need must be met. The question
                                        isn't simply who can get out there the
                                        quickest to meet consumer needs, it is,
                                        who will "get it right"!

                                                   Female Host (Sync)
                                        It has to be GM and its dealers.

21. Cut to Howard Drake (Working Together for Solution) 01:18:12 - 36

                                                  Howard Drake (Sync)

                                        I think all dealers think the
                                        Internet's going to have a much bigger
                                        effect than it does today and some of
                                        us recognize the effect to a greater
                                        extent than others.

                                        I think the bigger question is what
                                        dealers are going to do about it and
                                        that's something that the JV presents
                                        -- a solution -- a partnership, if
                                        nothing else in spirit -- with General
                                        Motors that lets us both solve where
                                        we're going to go and how we're going
                                        to get there as a team.

22.      Back to Hosts on camera.

                                                    Female Host
                                        There's another big reason for moving
                                        quickly - the automotive e-Commerce
                                        space is rapidly consolidating. Many
                                        companies are beginning to see the
                                        opportunity in this space and are
                                        working together.

22a. Graphic - Alliance Logos
                                        Recent alliances include Auto Nation
                                        teaming with AOL... Cars Direct has
                                        joined with United Auto/Penske
                                        Automotive... and Amazon.com has formed
                                        a relationship with Greenlight.com.

                                        The "land-grab" is happening in
                                        cyberspace... and GM and its dealer
                                        body must stake its claim now.

22b. Cut to Bill Estes on camera ("Dot.Coms)
02:11:49 - 02:12:48

                                                     Bill Estes (Sync)
                                        A lot of these dot.com companies are
                                        today going away and a lot of them are
                                        not funded enough to continue their
                                        operation. But I can tell you that
                                        there is going to be a few standing at
                                        the end of the war and those guys are
                                        going to be very powerful, they're
                                        going to have a lot of critical mass.

                                        And it seems to me that we ought to be
                                        partnering with one of those fellows,
                                        so we are in the game at that time.

                                        This is not going away completely, and
                                        in whatever form it is, at the end of
                                        the day General Motors needs to be with
                                        that group of standing soldiers that
                                        we're qualified to talk to the customer
                                        over that medium.

22c. Back to Female Host on camera.

                                        Now, with all this in mind, let's look
                                        at the key elements behind the Joint
                                        Venture concept...

23.      Cut to full screen graphic
JV -- Key Elements
o      Form JV Company - GM and Dealers
o      Determine "make or buy" decision
o      Provide dealers a choice to participate
o      Large selection of GM inventory,
       guaranteed e-Price and choice of dealer

                                        First, to form a strategic Joint
                                        Venture company with GM and its dealers
                                        working together.

                                        Second, the make or buy decision. Do we
                                        make it ourselves or buy an interest in
                                        an existing site?

                                        Third, to provide dealers a CHOICE on
                                        whether or not they wish to participate
                                        in the Joint Venture, and at what level
                                        within the operating model, in terms of
                                        pricing vehicles and listing them
                                        online. More on this later.

                                        And fourth, to provide a large
                                        selection of GM vehicles in a market
                                        area, available to consumers at a
                                        guaranteed e-Price and delivered by the
                                        consumer's preferred dealer.

                                        Ultimately, we hope these measures will
                                        lead to increased sales of GM vehicles.

24.      Back to male host on camera.

                                                       Male Host
                                        But here's the key - dealers are in
                                        control.

                                        You control which inventory is posted
                                        on-line and the price at which it is
                                        listed.

                                        Above all, you control and maintain a
                                        relationship with the customer.

25.      Back to Hosts on camera.

                                                   Female Host (Sync)
                                        Let's look at how the Joint Venture
                                        business model works.

                                        The principle behind the business model
                                        is called "Locate to Order".

                                        Baba Shetty of Forrester Research in
                                        Cambridge, Massachusetts is the leading
                                        authority on Locate to Order ... and he
                                        joins us with his thoughts about this
                                        emerging concept.

26. Cut to Baba Shetty, Forester, for an explanation of what Locate to Order means, then return to Hosts on camera.

                                                     Baba Shetty (Sync)
                                        Last year, Forrester conducted a major
                                        in-depth study of automotive
                                        consumers on-line and our conclusion
                                        was the industry was ready for a major
                                        emerging trend that we called "Locate
                                        to Order", or "LTO".

                                        So, what is LTO? The easiest way to
                                        think about LTO is to consider the
                                        experience of someone today who goes
                                        online with the intention of finding
                                        out more about an automobile purchase
                                        they're about to make.

                                        Typically, consumers will visit several
                                        sites and learn about a product and
                                        make and model they're interested in.
                                        The information, though, on these
                                        sites, tends to be generic in nature,
                                        and by that I mean, it doesn't really
                                        connect to any real sheet metal on
                                        dealer lots. LTO changes that.

                                        Whereas today, someone enters in their
                                        choices of colors, options, packages,
                                        etc... and get a computer image of what
                                        that potential car might look like. In
                                        LTO systems, consumers would get actual
                                        data. It's a powerful advancement that
                                        really takes online car buying to the
                                        next level and really builds a
                                        connection between online marketing and
                                        real-world retail.

                                        We think LTO is going to enhance
                                        consumer satisfaction, give consumers
                                        the car they want, the price they're
                                        willing to pay and really help dealers
                                        out as well, by giving them a more
                                        informed, ready to deal automotive
                                        consumer.

27.      Cut back to hosts on camera.
Graphic:
Formula for Success:
o      Right Vehicle
o      Right Price
o      Preferred Dealership

                                               Female Host (Sync/V.O)
                                        The right vehicle... at the right
                                        price... delivered at the customer's
                                        preferred dealership. That's our
                                        formula for success.

                                        Now, why is including the online
                                        e-price so important?

28. Graphic: Forrester chart that illustrates importance of price to consumers

                                        Well, Forrester Research conducted a
                                        survey among online households that
                                        used the Internet for new car
                                        shopping... and found that vehicle
                                        pricing ranked highest in both
                                        importance and usage among customers.

31.      Show other websites that highlight price -

                                        And frankly, transaction and invoice
                                        pricing are already commonplace across
                                        the Internet... check Auto Nation,
                                        Edmunds, CarsDirect and several more...
                                        and you'll see the vehicle prices in
                                        big, bold reality.

31a. Cut to Steve Howard on camera - "why e-price?" (02:17:07 - 33)

                                                     Steve Howard (Sync)
                                        If all the research we've had in front
                                        of us is true, that is the big thing
                                        the customers are looking for, is
                                        having an e-price.

                                        And if we don't do it the customers are
                                        going to go someplace and find somebody
                                        that will, and whether it's from our
                                        competition, whether it's Ford, Toyota
                                        or it's one of the third party sites,
                                        they're going to find an e-price
                                        somewhere. So I think it's very
                                        important that we have that on our site
                                        for our customers.

32.      Back to Female Host on camera.

                                                     Female Host (Sync)
                                        This is the trend in the industry but
                                        we realize that price, although
                                        important, is not the only factor in
                                        the equation. We also know that many
                                        dealers have concerns about e-Prices.

                                        What's needed is an e-pricing approach
                                        that balances consumer and dealer
                                        needs.

33.      Cut to full screen graphic showing recommendation
Individual dealers who own the inventory should set their own price

                                        We propose that individual dealers who
                                        own the inventory should set their own
                                        price.

                                        Keep in mind, this is our current "best
                                        thinking"... it's likely we will need
                                        to continue to work on this and refine
                                        our concepts on both the pricing and
                                        inventory parts of the model as we go
                                        forward. But dealers will be involved
                                        every step of the way.

34.      Back to Hosts on camera.

                                                  Male Host (sync/V.O)
                                        Now, let's walk through the actual
                                        process from beginning to end and see
                                        how the website would work.

35. Cut to series of scenes showing a consumer at a terminal walking through the process of researching/buying a vehicle from the JV website. Show screen samples on cue.

                                        For the consumer, the entire process
                                        happens in five steps.

                                        First, they enter the website and key
                                        in their zip code.

                                        In step two, the customer selects the
                                        type of vehicle they're interested
                                        in... for example, a sport utility.

                                        Then, in Step Three, they shop and
                                        configure the specific color and
                                        equipment they want.

                                        If a customer selects one of the GM
                                        models in a given category, they will
                                        be able to review the inventory of
                                        models in the market area, including
                                        options like transmission, interior
                                        trim and so forth. They may also see
                                        pricing information, including MSRP and
                                        e-Price.

36.      Show customer browsing among vehicle offerings online.

                                        In Step Four, the customer selects the
                                        actual vehicle they want.

37.      Show customer selecting preferred
dealer from sample screen.

                                        Next is Step Five - and that's
                                        selecting the dealer they prefer to
                                        work with.

                                        It is as this point that the dealer's
                                        relationship with the customer begins.

38. Show how consumer can bypass first few screens by going to specific vehicle, then specific dealer they want

                                        Now, for people who know exactly what
                                        they want - it's easy to bypass the
                                        early phases of the selection process
                                        and go right to a specific vehicle,
                                        then to the specific dealer.

                                        For example, they can ask just to see
                                        the Chevy Blazers, not all the SUVs
                                        that are available.

                                        They find the Blazer they want... then
                                        select you as the preferred dealer.

                                                      (Pause)

39.      Back to Hosts on camera.

                                        Once these steps have been taken, the
                                        customer arranges to take delivery of
                                        the vehicle, offline - at the preferred
                                        dealership.

                                        It's quick, it's clean, and it's simple
                                        for our buyers.

39a. Cut to Steve Howard on camera - "Business Model
Benefits" (02:24:11 - 39)

                                                 Steve Howard (sync)
                                        The great thing about the Joint Venture
                                        relationship and how that works for us
                                        with our customers is that it gives the
                                        customer a chance to do business with
                                        the dealer that they want to do
                                        business with.

                                        And, I'm a firm believer that the
                                        customer, if we can give them the
                                        product that they want, where they want
                                        it, when they want it at a reasonable
                                        price, we're going to have a very
                                        satisfied customer and I always believe
                                        that customer satisfaction turns into
                                        customer retention, and we've got that
                                        life-long customer right in our hands.

39b.  Back to Host on camera
                                               Female Host (Sync)

                                        Now, that's what happens "in front of
                                        the curtain".

                                        What goes on behind the scenes?

                                        As part of this discussion, let's
                                        define a few terms that we will be
                                        using.

40a. Cut to graphic of terms and definitions

                                        The first term is Stocking Dealer. We
                                        use this term to describe the dealer
                                        who owns a particular unit of inventory
                                        at his/her dealership.

                                        We also will be using the term
                                        Preferred Dealer. This refers to the
                                        dealer that a consumer selects to
                                        deliver the vehicle that they will
                                        purchase from our online website.

                                        It is important to know that, in some
                                        cases, the stocking and preferred
                                        dealer may be one in the same.

                                                       (Pause)

                                                   Female Host (Sync)
                                        Now, back to what goes on behind the
                                        scenes...

                                        Prior to the customer's online visit,
                                        the market area inventory has been
                                        listed and priced by each stocking
                                        dealer in the market area.

                                        There are three different categories in
                                        which dealers can list their inventory.

40b. Cut to graphic that defines the terms on cue.

                                        The first is Online E-Priced - where
                                        the dealer lists the vehicle for sale
                                        at an e-price.

                                        The second is Online Referral- where
                                        the dealer lists the vehicle online
                                        without an e-price.

                                        The third category is called Offline -
                                        this is where a dealer chooses not to
                                        list a vehicle on the website at all.
                                        We do not expect this to be a large
                                        category

40c. Back to hosts on camera.

                                        So, in summary, you will decide how you
                                        classify your inventory. You can post
                                        it online with an e-price, without an
                                        e-price... or you can choose not to
                                        post a particular vehicle online at
                                        all.

40d. Cut to Bill Estes on camera (ePrice)
02:08:47 -  - 02:09:24

                                                     Bill Estes (Sync)
                                        I believe when the dealer body sees the
                                        pricing model that is now suggested for
                                        this Joint Venture, they will be very,
                                        very comfortable with the situation.

                                        It certainly was a concern of mine, but
                                        having worked through this on this

                                        Advisory Board, and having looked at
                                        this, I think the effort and the time
                                        that has been put in has been very,
                                        very productive and I think it is going
                                        to make the dealer body very
                                        comfortable, it's in our control.

                                        We don't even have to price the vehicle
                                        if we don't want to, but when we do it
                                        is at our price, and that's the kind of
                                        flexibility and control that I, as a
                                        dealer, would like to have.

41. Back to Female Host on camera.

                                                     Female Host (Sync)
                                        When you think about it, the types of
                                        things happening online are really no
                                        different than the offline world.
                                        Consumers are faced with lots of
                                        different prices and dealers make
                                        decisions every day which impact what
                                        they sell and at what price.

                                        Again, its up to each dealer to make
                                        their own choice on how they list their
                                        inventory.

                                                     Male Host (sync)
                                        As we've said before, the pricing model
                                        is our current best thinking. It's very
                                        likely that we will try more than one
                                        approach to pricing and inventory as we
                                        continue to refine the model and see
                                        what works best for consumers and
                                        dealers alike.

44.      Back to hosts on camera.

                                                Female Host (Sync/V.O.)
                                        We believe our business model is a
                                        win-win scenario for everyone...

45.      Cut to graphic
Win-Win-Win

o      Stocking dealer - lists inventory and
       posts ePrice
o Preferred dealer - handles sale, related transactions, builds relationship
o      Customer - gets what they want, where
       they want, and a no-haggle experience

                                        The stocking dealer determines what
                                        inventory gets posted at what price...

                                        The Preferred dealer handles the sale
                                        and the related transaction elements
                                        such as F & I and the trade-in. And
                                        there's also the benefit of a continued
                                        relationship with their customer...

                                        The customer gets the vehicle they
                                        want... when they want... where they
                                        want, through an up-front, no-haggle
                                        buying experience.

46.      Cut back to hosts on camera.

                                        And it would all be accomplished
                                        through a presence on an independent
                                        all makes and models website ... one
                                        with a strong brand name, technical
                                        expertise and the speed of execution
                                        that GM and its dealers need for mutual
                                        success.

                                                     Male Host (Sync)
                                        No other manufacturer offers all these
                                        benefits. GM and its dealers would be
                                        the first-to-market with a unique
                                        online presence that provides customers
                                        everything they want in a shopping and
                                        purchase experience.

                                        Now, with some closing thoughts, here
                                        again is Michael Grimaldi.

47.      Cut back to Michael Grimaldi on camera.

                                                     Michael Grimaldi
                                        I hope you can see why we're excited
                                        about this potential Joint Venture.

                                        We hope you feel that same sense of
                                        motivation.

                                        But let me reinforce, this is not a way
                                        for General Motors to sell cars direct
                                        to consumers. Let me repeat, this
                                        potential joint venture is not a plan
                                        by GM to sell vehicles direct to
                                        consumers.

                                        Instead, it's a way for us to support
                                        you and build our online future
                                        together.

                                        You control the inventory, you control
                                        which vehicles you put on line and
                                        which vehicles bear prices -
                                        ultimately, you control your online
                                        business.

                                        Now, let's talk about the "governance"
                                        of the Joint Venture for just a moment.

48. Cut to graphic showing composition of Board of Representatives of the Joint Venture.

                                                 Michael Grimaldi (V.O.)
                                        We would establish a Joint Venture
                                        Board of Representatives comprised of
                                        six members- three from GM and three
                                        from the dealer organization.

                                        Their mission would be simple - to
                                        ensure the implementation of the Joint
                                        Venture is in the best interests of
                                        dealers, GM and consumers.

49.      Cut to graphic showing Responsibilities of the
Board:
o      Set Overall Strategy
o      Set/Communicate performance targets and be held accountable
o      Meet quarterly to review progress/make decisions
o      Approve JV budget
o      Approve changes in strategic direction

                                        The Board of Representatives would set
                                        the overall strategy for the Joint
                                        Venture... they would establish and
                                        communicate performance targets and be
                                        held accountable for meeting those
                                        targets... and they would meet
                                        quarterly to review progress and make
                                        decisions.

                                        In addition, the board would approve
                                        the JV budget and major financial
                                        expenditures... and approve any changes
                                        in strategic direction.

                                        Importantly, the Joint Venture board
                                        would be represented in the decision
                                        making of the independent website.

50.      Back to Michael Grimaldi on camera.

                                                Michael Grimaldi (Sync)
                                        At first, dealer representation on the
                                        board would be comprised of GM National
                                        Dealer Council and eDealer advisory
                                        board members.

                                        Eventually, dealer members would be
                                        chosen through annual election from
                                        those dealers who have purchased
                                        interests in the Joint Venture.

                                        Dealer advisory groups will also be
                                        formed to provide input on consumer
                                        experience issues, dealer operations
                                        issues and technology issues... and to
                                        interface with the independent website.

                                        Now, I'm sure that you are wondering
                                        how much it is going to cost dealers to
                                        buy interests in the Joint Venture.
                                        While the final investment costs have
                                        not been finalized, we would like to
                                        give you an idea of the potential
                                        investment ranges.

51.      Cut to graphic of Dealer Investment ranges

                                        The investment amounts will be based on
                                        the number of units a dealer sells
                                        annually. Dealers will be expected to
                                        invest an amount between $1000 and
                                        $15,000.

                                                    (Pause)
52.  Cut back to Michael Grimaldi on camera.

                                        Now, in order to receive the full
                                        benefits of the business model, you
                                        must be an equity holder in the Joint
                                        Venture. Those dealers electing not to
                                        invest cannot be selected as a
                                        preferred dealer for an e-priced
                                        vehicle listed online.. They will only
                                        be able to list vehicles for referral.

                                        We will keep you informed as more
                                        information becomes available.

                                        Again, our plan is for a 50/50 Joint
                                        Venture between GM and dealers.

                                        It's a complementary initiative that in
                                        no way impacts the need or the
                                        importance of GM BuyPower. As we've
                                        said before, there is a need for a
                                        manufacturer's website, dealer's
                                        websites and a presence in this
                                        independent, all-makes and all-models
                                        space.

Cut to dealer closing thoughts

52a. Cut to Steve Howard ("Keys to Success) 02:33:29 - 47

                                                   Steve Howard

                                        Well, I think the key to this Joint
                                        Venture is we've got to make sure that
                                        we do the right thing for everybody
                                        involved, meaning the customer, dealer
                                        and the manufacturer.

                                        We've got to make sure that we give the
                                        customer a great experience. Something
                                        that they really enjoy.

52b. Cut to Howard Drake ("Open to trying different models") 01:25:08 -
38)

                                                  Howard Drake (sync)
                                        I'm all for the launch and learn
                                        process. It's very important that we
                                        find a model that is a best fit for our
                                        customers, and one that is profitable
                                        for the dealers.

                                        I think, in the end, a model that suits
                                        the customer best is going to be most
                                        profitable and the best case for our
                                        dealers.

52c. Cut to Bill Estes (Get educated) 02:12:32 - 02:13:03)

                                                     Bill Estes (sync)
                                        I would encourage everybody to get as
                                        much information as possible and it is
                                        available.

                                        And I think this presentation is
                                        terrific... this is not a program
                                        coming from

                                        General Motors. This is an investment
                                        in our future and I think you need to
                                        treat it that way and I think you'll
                                        see the value in it if you really get
                                        educated.

52d. Back to Michael on camera.

                                                Michael Grimaldi (Sync)
                                        Now, GM dealers must let us know
                                        whether or not we should continue to
                                        pursue this business model and the
                                        Joint Venture opportunity.

                                        If the idea has broad dealer support,
                                        we'll proceed... if it doesn't, we
                                        won't.

                                        So we'll be listening for your opinions
                                        and reactions.

53.      First ending - for NADA tape:

                                        In the meantime, please feel free to
                                        speak with the Joint Venture
                                        representatives here at NADA.

                                        You will also receive a copy of this
                                        videotape at your dealership to review
                                        again, along with another copy of the
                                        preliminary prospectus for the Joint
                                        Venture. The prospectus will contain
                                        important information about the
                                        investment in the Joint Venture.

                                        I look forward to speaking with you in
                                        greater depth about this new
                                        initiative... and to strengthening our
                                        working
                                        relationship together through this
                                        Joint Venture.

                                        Thanks for watching. And we'll speak
                                        again very soon.


54.      Alternate ending - post-NADA tape

                                        We will keep you fully informed about
                                        our progress.

                                        In the meantime, please review the
                                        preliminary prospectus that accompanied
                                        this tape regarding the Joint Venture.
                                        This prospectus will contain important
                                        information about the investment in the
                                        Joint Venture.

                                        I look forward to speaking with you in
                                        greater depth about this new
                                        initiative... and to strengthening our
                                        working relationship together through
                                        this Joint Venture. Thanks for
                                        watching. And we'll speak again very
                                        soon.

Full screen disclaimer closes the video...

An offering of the securities of AutoCentric JV LLC is in process, but may be made only by the prospectus. That prospectus is included in a registration statement that has been filed with the Securities and Exchange Commission but has not yet become effective. We urge you to review carefully the copy of the prospectus which has been made available to you.

Participating in AutoCentric JV LLC requires an investment in securities. Investing in these securities involves risks that you should be aware of which are described under the heading "Risk Factors" in the accompanying prospectus. You could lose some or all of your money that you invest in these securities. You should carefully review the risk factors and all of the other information set forth in the accompanying prospectus before deciding to invest in these securities.

     The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This video transmission shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State. The Securities and Exchange Commission does not endorse this offering, nor does any state regulatory authority.

     The viewing of this videotape is intended only for GM dealers who are eligible to participate in the offering of securities of AutoCentric JV LLC. The copying, retransmission or further distribution of this videotape to any other person is strictly prohibited.

                                    PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

                                                                  Amount
                                                                To Be Paid
                                                                ----------
Registration fee................................................ $  6,250
NASD filing fee.................................................    3,000
Transfer agent's fees...........................................
Printing and engraving expenses.................................
Legal fees and expenses.........................................
Accounting fees and expenses....................................
Blue Sky fees and expenses......................................
Miscellaneous...................................................
                                                                 --------
      Total..................................................... $
                                                                 ========

     Each of the amounts set forth above, other than the registration fee and the NASD filing fee, is an estimate.

Item 14.  Indemnification of Directors and Officers.

     Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Registrant's Limited Liability Company Agreement will provide for indemnification by the Registrant of its members and managers to the fullest extent permitted by the Delaware Limited Liability Company Act.

     Pursuant to agreements which the Registrant may enter into with broker-dealers or agents (forms of which will be included as exhibits to this registration statement), members, managers and representatives of the Registrant, and affiliates thereof, may be entitled to indemnification by such broker-dealers or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information which has been or will be furnished to the Registrant by such broker-dealers or agents that appears in the registration statement or any prospectus.

Item 15.  Recent Sales of Unregistered Securities.

     There have been no recent sales of unregistered securities.

Item 16. Exhibits and Financial Statement Schedules.

     (a) The following exhibits are filed as part of this Registration
Statement:

          Exhibit
          Number              Description
          ------              -----------
          *3.1      Certificate of Formation
          *3.2      Limited Liability Company Agreement
          *3.3      Amended and Restated Limited Liability Company Agreement
          *4.1      Form of Series A Units Certificate
          *5.1      Opinion of Davis Polk & Wardwell

          Exhibit
          Number              Description
          ------              -----------
          *5.2      Opinion of Richards, Layton & Finger, P.A.
         *10.1      Opinion of Ivins, Phillips & Barker Chartered
         *23.1      Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
         *23.2      Consent of Richards, Layton & Finger, P.A. (included in
                    Exhibit 5.2)
         *23.3      Consent of Ivins, Phillips & Barker Chartered (included in
                    Exhibit 5.3)
         *24.1      Power of Attorney (included on signature page)

---------
* To come.

Item 17. Undertakings

     The undersigned hereby undertakes:

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to members and managers of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a member and manager of the registrant in the successful defense of any action, suit or proceeding) is asserted by such member and manager in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 2nd day of February, 2001.

                                           AUTOCENTRIC



                                           By /s/ Michael J. Devereux
                                             --------------------------------
                                             Name:  Michael J. Devereux
                                             Title: Chief Operating Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald F. Sobrero, Michael J. Devereux, Dean P. Harlow and Cameron J. Schmidt and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                         Title                       Date
       ---------                         -----                       ----


/s/ Ronald F. Sobrero         Chief Executive Officer           February 2, 2001
-----------------------
   Ronald F. Sobrero


/s/ Dean P. Harlow            Chief Financial and Accounting
-----------------------             Officer/Secretary           February 2, 2001
     Dean P. Harlow


/s/ Peter A. Brandow          Series A Representative           February 2, 2001
-----------------------
    Peter A. Brandow


/s/ Charles M. Smith          Series A Representative           February 2, 2001
-----------------------
    Charles M. Smith


/s/ William E. Estes          Series A Representative           February 2, 2001
-----------------------
    William E. Estes


/s/ Mark T. Hogan             Series B Representative           February 2, 2001
-----------------------
     Mark T. Hogan


/s/ William J. Lovejoy        Series B Representative           February 2, 2001
-----------------------
   William J. Lovejoy


/s/ Ralph J. Szygenda         Series B Representative           February 2, 2001
-----------------------
   Ralph J. Szygenda

                                 EXHIBIT INDEX

          Exhibit
          Number              Description
          ------              -----------
          *3.1      Certificate of Formation
          *3.2      Limited Liability Company Agreement
          *3.3      Amended and Restated Limited Liability Company Agreement
          *4.1      Form of Series A Units Certificate
          *5.1      Opinion of Davis Polk & Wardwell
          *5.2      Opinion of Richards, Layton & Finger, P.A.
         *10.1      Opinion of Ivins, Phillips & Barker Chartered
         *23.1      Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
         *23.2      Consent of Richards, Layton & Finger, P.A. (included in
                    Exhibit 5.2)
         *23.3      Consent of Ivins, Phillips & Barker Chartered (included in
                    Exhibit 5.3)
         *24.1      Power of Attorney (included on signature page)

---------
* To come.